Vonage Holdings Corp.

Free Writing Prospectus

Filed pursuant to Rule 433

Registration Statement No. 333-131659

May 8, 2006

General Questions

1.     What is the Vonage Customer Directed Share Program?

2.     What is the initial public offering?

3.     What is the prospectus?

Eligibility Questions

1.     Am I eligible to participate in the Vonage Customer Directed Share Program? What do I need to do in order to participate?

2.     I think I meet the eligibility criteria set forth above, but my registration on this website was rejected. What is the problem?

3.     Can a friend or relative of an eligible Vonage customer participate in the Vonage Customer Directed Share Program?

4.     Several family members use the same Vonage account. Who is eligible to participate?

5.     I am the Vonage account holder but someone else pays my Vonage bill for me. Am I eligible to participate?

Account Information and W-9 Questions

1.     What is a limited purpose brokerage account?

2.     I already have a brokerage account at Smith Barney, Deutsche Bank Alex.Brown, a division of Deutsche Bank Securities Inc. or UBS Financial Services Inc. Can I purchase Vonage common stock through that account?

3.     May I participate in the Vonage Customer Directed Share Program through a qualified plan, such as a 401(k) or IRA?

4.     How do I open a limited purpose brokerage account so I can participate in the Vonage Customer Directed Share Program?

5.     Are limited purpose brokerage accounts the same at Smith Barney, Deutsche Bank Alex.Brown, a division of Deutsche Bank Securities Inc. and UBS Financial Services Inc.?

6.     Can I open a limited purpose brokerage account jointly with my spouse?

7.     What happens if I do not fill out the W-9 form on this website?

Conditional Offer Questions

1.     What is a conditional offer?

2.     Can I withdraw my conditional offer?

3.     Can I change my conditional offer?

4.     How will I find out if my conditional offer has been accepted?

5.     When do I become obligated to purchase Vonage common stock through the Vonage Customer Directed Share Program?

Other Program Related Questions

1.     How many shares of Vonage common stock can I purchase through the Vonage Customer Directed Share Program?

2.     When can I sell the shares I purchase through the Vonage Customer Directed Share Program?

3.     How will I find out about updates relating to the Vonage Customer Directed Share Program?

4.     I have completed all the required steps on this website. What happens now?

Payment Questions

1.     How can I pay for my shares of Vonage common stock?

2.     What is the deadline for paying for my shares of Vonage common stock?

Contact Questions

1.     Who can I contact with questions about the Vonage Customer Directed Share Program?

2.   I am not sure if an investment in Vonage’s common stock is right for me. Who can I contact to discuss my questions about investing?

General Questions

What is the Vonage Customer Directed Share Program?

Vonage is proposing to conduct an initial public offering of its common stock. In connection with the initial public offering, Vonage has requested that the underwriters reserve shares of common stock for sale to certain of its customers at the initial public offering price. The Vonage Customer Directed Share Program is the program through which the underwriters will make these shares available for purchase by eligible Vonage customers. The terms and conditions of the Vonage Customer Directed Share Program are set forth in detail on the Terms and Conditions page which can be accessed from the Main Menu of this website.

What is the initial public offering?

The initial public offering will be Vonage’s first offering of shares of its common stock for purchase by the public. The proposed initial public offering is described in the registration statement of Vonage Holdings Corp. that has been filed with the Securities and Exchange Commission, a copy of which can be found on the Securities and Exchange Commission’s website at www.sec.gov. A copy of the prospectus currently on file with the Securities and Exchange Commission, which forms a part of the registration statement, is available by clicking on the Prospectus link on the bottom of each page of this website.

What is the prospectus?

The prospectus is a document that contains important information relating to an investment in Vonage’s common stock. Before making any decision to invest in Vonage’s common stock, you should understand and carefully consider all the information contained in the prospectus, especially the information set forth under the heading “Risk Factors.” A copy of the prospectus currently on file with the Securities and Exchange Commission is available by clicking on the Prospectus link on the bottom of each page of this website.

Eligibility Questions

Am I eligible to participate in the Vonage Customer Directed Share Program? What do I need to do in order to participate?

In order to be eligible to participate in the Vonage Customer Directed Share Program you must meet the following criteria:

     You opened an account directly with Vonage America on or prior to December 15, 2005. You must have opened your account with Vonage America and not through a third-party wholesaler.

     You maintained your Vonage account in good standing through February 1, 2006. You are not eligible if you cancelled your Vonage service or if your Vonage service was terminated before February 1, 2006, even if you subsequently reinstated your service.

     You are a U.S. citizen.

     You will be a U.S. resident as of the date of the consummation of Vonage’s initial public offering.

     You have a valid U.S. social security number.

     You are a natural person. No entities, such as companies or trusts, are eligible to participate.

     You must be eligible to open a limited purpose brokerage account at Smith Barney, Deutsche Bank Alex.Brown, a division of Deutsche Bank Securities Inc. or UBS Financial Services Inc.

In order to purchase shares of Vonage common stock in the Vonage Customer Directed Share Program, you also must complete the following steps on this website:

1.     Carefully review the prospectus relating to the initial public offering of Vonage’s common stock. You must indicate that you have reviewed the prospectus. A copy of the prospectus is available by clicking on the Prospectus link on the bottom of each page of this website. If the prospectus is amended, a new version of the prospectus will be posted on this website. You will need to review any amendments to the prospectus in order to continue to participate in the Vonage Customer Directed Share Program.

2.     Carefully review each of the risk factors set forth on this website. You must indicate that you have reviewed and understand each of the risk factors in order to remain eligible to participate in the Vonage Customer Directed Share Program.

3.     Use this website to open a limited purpose brokerage account at either Smith Barney, Deutsche Bank Alex.Brown, a division of Deutsche Bank Securities Inc. or UBS Financial Services Inc. More information about the terms of the accounts offered by each financial institution and the account-opening process is included elsewhere on this website.

4.     Submit a conditional offer to purchase a number of shares of Vonage common stock by the time and date stated elsewhere on this website.

5.     Check this website on a regular basis. Important notices about your participant account and the Vonage Customer Directed Share Program will be given to you through this website. If you fail to read these notices and take appropriate action, you may lose your ability to purchase shares of Vonage common stock through the Vonage Customer Directed Share Program. For example, if the initial public offering price is set above or below the expected range, or if the expected initial public offering price range is changed, your conditional offer will become invalid and you will need to enter a new conditional offer in order to continue to participate. Your conditional offer also may become invalid in certain other circumstances. If your conditional offer becomes invalid, you will be notified through information posted on this website.

I think I meet the eligibility criteria set forth above, but my registration on this website was rejected. What is the problem?

If you are having trouble registering, please try the following tips:

     Vonage Account Number: To find your Vonage account number, please log into your Vonage web account, located at www.vonage.com. Once you log on, you will see your 10-digit Vonage account number in the top right corner of the screen.

     Zip Code in the Credit Card Billing Address: You must enter the zip code on record with Vonage as part of your billing address as of February 1, 2006. If you have changed your billing address since February 1, 2006, you must use the previous zip code.

     E-Mail: You must enter the e-mail address at which the Vonage account holder was receiving Vonage e-mails as of February 1, 2006. This e-mail address is the address to which Vonage sent an e-mail notifying you of the Vonage Customer Directed Share Program. This e-mail address does not need to be valid as of today’s date, and you will have an opportunity to update this e-mail address later.

Can a friend or relative of an eligible Vonage customer participate in the Vonage Customer Directed Share Program?

No. Only eligible Vonage customers may purchase shares of Vonage common stock through the Vonage Customer Directed Share Program. Eligibility to participate in the Vonage Customer Directed Share Program is not transferable in any circumstances.

Several family members use the same Vonage account. Who is eligible to participate?

Each Vonage America account is paid for with a U.S. credit card. The person whose name is associated with that credit card (that is, the billing party for the Vonage America account) is the only person who may be eligible to participate in the Vonage Customer Directed Share Program. Other account users are not eligible. Eligibility to participate in the Vonage Customer Directed Share Program is not transferable in any circumstances.

I am the Vonage account holder but someone else pays my Vonage bill for me. Am I eligible to participate?

No. Only the person who is on record as the billing party for your account may be eligible to participate in the Vonage Customer Directed Share Program. Eligibility to participate in the Vonage Customer Directed Share Program is not transferable in any circumstances.

Account Information and W-9 Questions

What is a limited purpose brokerage account?

A limited purpose brokerage account opened through this website is a brokerage account that can be used only to purchase, hold, sell or transfer the shares of Vonage common stock that are allocated to you for purchase in the Vonage Customer Directed Share Program. A limited purpose brokerage account opened through this website cannot be used to purchase or hold any other shares of Vonage common stock or any other securities.

The terms and conditions of limited purpose brokerage accounts at Smith Barney, Deutsche Bank Alex.Brown, a division of Deutsche Bank Securities Inc. and UBS Financial Services Inc. may be different. Details about the terms and conditions of limited purpose brokerage accounts at each institution are available on the Limited Purpose Brokerage Account Form page which can be accessed from the Main Menu of this website.

I already have a brokerage account at Smith Barney, Deutsche Bank Alex.Brown, a division of Deutsche Bank Securities Inc. or UBS Financial Services Inc. Can I purchase Vonage common stock through that account?

No. You will not be permitted to use your existing brokerage accounts to purchase shares allocated to you through the Vonage Customer Directed Share Program. You will be permitted to purchase shares of Vonage common stock allocated to you in the Vonage Customer Directed Share Program only through a limited purpose brokerage account at one of those financial institutions. Even if you already have a brokerage account at one of those financial institutions, you must open a new limited purpose brokerage account through this website.

After you have purchased shares using the limited purpose brokerage account you open through this website, you may be able to transfer those shares into your existing brokerage accounts. Instructions for transferring your shares to another brokerage account can be found in the terms and conditions of your limited purpose brokerage account, which are posted elsewhere on this website.

May I participate in the Vonage Customer Directed Share Program through a qualified plan, such as a 401(k) or IRA?

No. You will be permitted to purchase shares of Vonage common stock allocated to you in the Vonage Customer Directed Share Program only through a limited purpose brokerage account opened through this website at either Smith Barney, Deutsche Bank Alex.Brown, a division of Deutsche Bank Securities Inc. or UBS Financial Services Inc.

How do I open a limited purpose brokerage account so I can participate in the Vonage Customer Directed Share Program?

You will be prompted to select the financial institution at which you would like to open your limited purpose brokerage account elsewhere on this website. After you select a financial institution, you will be presented with an account-opening questionnaire. You must provide all of the information requested on the questionnaire. The financial institution you select also may require additional information from you in order to open a limited purpose brokerage account for you. In certain circumstances, you may be ineligible to open a limited purpose brokerage account even if you complete the account-opening questionnaire.

Are limited purpose brokerage accounts the same at Smith Barney, Deutsche Bank Alex.Brown, a division of Deutsche Bank Securities Inc. and UBS Financial Services Inc.?

The terms and conditions of limited purpose brokerage accounts at each financial institution may be different. Details about the terms and conditions of accounts at each financial institution are available elsewhere on this website.

Can I open a limited purpose brokerage account jointly with my spouse?

No. However, after you have purchased shares using the limited purpose brokerage account you open through this website, you will be able to transfer those shares into another brokerage account, such as a joint account you have with your spouse. Please contact your financial institution for more information.

What happens if I do not fill out the W-9 form on this website?

If you do not complete the W-9 form on this website, your financial institution will be required to withhold taxes in an amount equal to 28% of the proceeds from any shares you purchase through this program and sell through your limited purpose brokerage account.

Conditional Offer Questions

What is a conditional offer?

A conditional offer is an offer by you to purchase up to the number of shares of Vonage common stock you specify at any price within the expected initial public offering price range set forth on this website.

If you submit a conditional offer, you may withdraw your conditional offer at any time until we post an acceptance notification to this website, which will not occur until after the registration statement has been declared effective by the Securities and Exchange Commission and the initial public offering price of Vonage’s common stock has been determined. The posting of the acceptance notification will constitute the underwriters’ acceptance of your conditional offer. Once your conditional offer has been accepted, you will become obligated to purchase the number of shares you have been allocated at the initial public offering price. If the conditional offers placed by eligible Vonage customers exceed the number of shares that have been reserved for sale through this program, you may be allocated fewer than the number of shares you have conditionally offered to purchase, or no shares at all.

You must check this website regularly for any notices or announcements relating to your conditional offer and the Vonage Customer Directed Share Program. If the expected initial public offering price range is changed, or if the initial public offering price is set above or below the final price range, your original conditional offer will become invalid and you will need to enter a new conditional offer in order to continue to participate in the Vonage Customer Directed Share Program. Your conditional offer also may become invalid in certain other circumstances.

Can I withdraw my conditional offer?

You may withdraw your conditional offer at any time until we post an acceptance notification to this website, which will not occur until after the registration statement has been declared effective by the Securities and Exchange Commission and the initial public offering price of Vonage’s common stock has been determined.

Can I change my conditional offer?

Once you have entered a conditional offer, you may change your conditional offer only by withdrawing the conditional offer you entered and submitting a new conditional offer. Please note that while you can withdraw your conditional offer at any time until an acceptance notification is posted to this website, you may enter new conditional offers only until [time] on [date].

How will I find out if my conditional offer has been accepted?

After the registration statement relating to Vonage’s initial public offering has been declared effective by the Securities and Exchange Commission and the initial public offering price of Vonage’s common stock has been set, an acceptance notification will be posted to this website if your conditional offer has been accepted and you have been allocated shares to purchase in the Vonage Customer Directed Share Program. The acceptance notification may be posted in as little as one hour after the initial public offering price is determined and posted on this website.

When do I become obligated to purchase Vonage common stock through the Vonage Customer Directed Share Program?

After the registration statement relating to Vonage’s initial public offering has been declared effective by the Securities and Exchange Commission and the initial public offering price of Vonage’s common stock has been set, acceptance notifications will be posted to this website. The posting of an acceptance notification will constitute the underwriters’ acceptance of your conditional offer. The acceptance notification may be posted in as little as one hour after the initial public offering price is determined and posted on this website. Once your conditional offer has been accepted, you will become obligated to purchase the number of shares you have been allocated at the initial public offering price.

You must check this website regularly for any notices or announcements relating to your conditional offer and the Vonage Customer Directed Share Program. If the expected initial public offering price range is changed, or if the initial public offering price is set above or below the final price range, your conditional offer will become invalid and you will need to re-enter your conditional offer or enter a new conditional offer in order to continue to participate in the Vonage Customer Directed Share Program. Your conditional offer also may become invalid in certain circumstances.

Other Program Related Questions

How many shares of Vonage common stock can I purchase through the Vonage Customer Directed Share Program?

If you choose to participate, you must make a conditional offer to purchase at least 100 and no more than 5,000 shares of Vonage common stock through the Vonage Customer Directed Share Program. You should only place a conditional offer for the number of shares for which you are willing and able to pay. If the conditional offers placed by eligible Vonage customers exceed the number of shares that have been reserved for sale through this program, you may be allocated fewer than the number of shares you have conditionally offered to purchase, or no shares at all.

If you have entered a valid conditional offer as of the date on which the initial public offering price for Vonage’s common stock is set, you will be notified through this website of the number of shares you have been allocated to purchase, if any. The notification of the number of shares you have been allocated to purchase will be posted to this website on the date the initial public offering price is determined.

When can I sell the shares I purchase through the Vonage Customer Directed Share Program?

You may place an order to sell the shares you purchase in the Vonage Customer Directed Share Program as soon as the trading of Vonage common stock begins on the New York Stock Exchange. Even if you place an order to sell your shares, you will remain obligated to pay in full for the shares you have been allocated through this program. No proceeds from your sale of those shares will be available to you until the financial institution at which you opened your limited purpose brokerage account has received your full payment for the shares and funds have settled.

Please contact your financial institution for more information.

How will I find out about updates relating to the Vonage Customer Directed Share Program?

Information relating to the Vonage Customer Directed Share Program and your participant account will be provided to you through this website. Although we may send e-mails to your registered e-mail address, you should assume that we will not contact you other than through this website. No information about the Vonage Customer Directed Share Program or your participant account will be provided through Vonage’s website or your Vonage account website.

You must check this website regularly for notices about your participant account,  instructions for participating in the Vonage Customer Directed Share Program and other announcements. If you fail to read these notices and take appropriate action, you may lose your ability to purchase shares of Vonage common stock through the Vonage Customer Directed Share Program.

I have completed all the required steps on this website. What happens now?

You must continue to check this website on a regular basis. Important notices about your participant account and the Vonage Customer Directed Share Program will be given to you through this website. If you fail to read these notices and take appropriate action, you may lose your ability to purchase shares of Vonage common stock through the Vonage Customer Directed Share Program.

Once your conditional offer has been accepted, you will need to make full payment for the shares of Vonage common stock you have been allocated to purchase. You will only be able to pay by personal check or wire transfer. You will not be permitted to pay by credit card, debit card, money order or a check from someone other than yourself. Your payment must be received by the financial institution with which you opened your limited purpose brokerage account within three business days after Vonage’s common stock begins to trade on the New York Stock Exchange. Payment instructions will be posted to this website once the initial public offering price has been determined. No payment will be accepted at this time.

While no payment will be accepted at this time, please note that you will become obligated to pay for all shares you are allocated. Your payment will be required to be received within three business days after Vonage’s common stock begins to trade on the New York Stock Exchange. You should only place a conditional offer for the number of shares for which you are willing and able to pay.

Payment Questions

How can I pay for my shares of Vonage common stock?

No payment will be accepted at this time. Payment instructions will be posted to this website once the initial public offering price has been determined. You will be able to pay for your shares only by personal check or wire transfer. You will not be able to pay by credit card, debit card, money order or a check from someone other than yourself.

While no payment will be accepted at this time, please note that you will become obligated to pay for all shares you are allocated. Your payment will be required to be received within three business days after Vonage’s common stock begins to trade on the New York Stock Exchange. You should only place a conditional offer for the number of shares for which you are willing and able to pay.

What is the deadline for paying for my shares of Vonage common stock?

If you are allocated shares to purchase through the Vonage Customer Directed Share Program, full payment for those shares must be received by the third business day after Vonage’s common stock begins to trade on the New York Stock Exchange. Payment instructions will be posted to this website at that time.

Contact Questions

Who can I contact with questions about the Vonage Customer Directed Share Program?

Please refer to the prospectus relating to Vonage’s initial public offering or the other sections of this website for additional information relating to the Vonage Customer Directed Share Program.

If you have questions regarding your limited purpose brokerage account at Smith Barney, Deutsche Bank Alex.Brown, a division of Deutsche Bank Securities Inc. or UBS Financial Services Inc., you can contact the representatives listed at the bottom of this page.

You should not contact Vonage with questions about participating in the Vonage Customer Directed Share Program. You should not contact your financial institution or any of the underwriters with questions concerning the merits of investing in the Vonage common stock.

I am not sure if an investment in Vonage’s common stock is right for me. Who can I contact to discuss my questions about investing?

Any decision to participate in the Vonage Customer Directed Share Program must be made by you, based on your own independent judgment and after carefully reviewing all information contained in the prospectus relating to Vonage’s initial public offering. A copy of the prospectus currently on file with the Securities and Exchange Commission is available by clicking on the Prospectus link on the bottom of each page of this website.

You may wish to speak with an independent financial or tax advisor before making any decision to purchase Vonage common stock. Neither Vonage nor any of the underwriters are recommending that you purchase Vonage common stock in this program, and they cannot advise you on whether or not to make such an investment.

Contact Us

Technical Customer Care Phone: (866) 431- 9801 Hours: Open 7 days a week from 8:00 am EST to 8:00 pm EST

Terms and Conditions of the Vonage Customer Directed Share Program

Vonage Holdings Corp. has filed a registration statement with the Securities and Exchange Commission relating to a proposed initial public offering of shares of its common stock. In connection with the initial public offering, the underwriters have agreed to set aside a certain number of shares of common stock for purchase by eligible Vonage customers in the Vonage Customer Directed Share Program. The initial public offering is described in more detail in the registration statement. The terms and conditions of the Vonage Customer Directed Share Program are set forth in detail below.

As a Vonage customer who meets certain eligibility criteria, you may have the opportunity to purchase shares of Vonage’s common stock through the Vonage Customer Directed Share Program. You are not obligated to purchase any shares, however, you should be aware that investing in Vonage’s common stock involves a high degree of risk. Before making any decision to invest in Vonage’s common stock, you should understand and carefully consider all of the information contained in the prospectus relating to the initial public offering, especially the information set forth under the heading “Risk Factors” and the terms and conditions of the Vonage Customer Directed Share Program set forth below. A copy of the prospectus currently on file with the Securities and Exchange Commission is available by clicking on the prospectus link at the bottom of this page.

Requirements for Participating in the Vonage Customer Directed Share Program

In order to be eligible to participate in the Vonage Customer Directed Share Program you must meet the following criteria:

     You opened an account directly with Vonage America on or prior to December 15, 2005. You must have opened your account with Vonage America and not through a third-party wholesaler.

     You have maintained your Vonage account in good standing through February 1, 2006.

     You are a U.S. citizen.

     You will be a U.S. resident as of the date of the consummation of Vonage’s initial public offering.

     You have a valid U.S. social security number.

     You are a natural person. No entities, such as companies and trusts, are eligible to participate.

     You must be eligible to open a limited purpose brokerage account at one of the financial institutions set forth below, as described further below.

Other conditions to participation also may apply.

In order to purchase shares of Vonage common stock in the Vonage Customer Directed Share Program, you also must complete the following steps on this website:

1.     Carefully review the prospectus relating to the initial public offering of Vonage’s common stock. You must indicate that you have reviewed this prospectus. A copy of the prospectus is available by clicking on the prospectus link on the bottom of this page. If the prospectus is amended, a new version of the prospectus will be posted on this website. You will need to review any amendments to the prospectus in order to remain eligible to participate in the Vonage Customer Directed Share Program.

2.     Carefully review each of the risk factors set forth on this website. You must indicate that you have reviewed and understand each of the risk factors in order to remain eligible to participate in the Vonage Customer Directed Share Program.

3.     Use this website to open a limited purpose brokerage account at either Smith Barney[1], Deutsche Bank Alex.Brown, a division of Deutsche Bank Securities Inc., or UBS Financial Services Inc., as described in more detail below. More information about the terms of the limited purpose brokerage accounts offered by each of these financial institutions and the limited purpose brokerage account-opening process is included elsewhere on this website.

4.     Submit a conditional offer to purchase a number of shares of Vonage common stock, as described in more detail below.

5.     Check this website on a regular basis. Important notices about your participant account and the Vonage Customer Directed Share Program will be given to you only through this website. If you fail to read these notices and take appropriate action, you may lose your ability to purchase shares of Vonage common stock through the Vonage Customer Directed Share Program. For example, if the initial public offering price is set above or below the expected range, or if the expected initial public offering price range is changed, your conditional offer will become invalid and you will need to enter a new conditional offer in order to continue to participate. Your conditional offer also may become invalid in certain other circumstances. If your conditional offer becomes invalid, you will be notified through information posted on this website.

Limited Purpose Brokerage Accounts

In order to participate in the Vonage Customer Directed Share Program, you must open a limited purpose brokerage account at either Smith Barney, Deutsche Bank Alex.Brown, a division of Deutsche Bank Securities Inc., or UBS Financial Services Inc. A limited purpose brokerage account opened through this website is a brokerage account that can be used only to purchase, hold, sell or transfer the shares of Vonage common stock that are allocated to you for purchase in the Vonage Customer Directed Share Program. A limited purpose brokerage account opened through this website cannot be used to purchase or hold any other shares of Vonage common stock or any other securities. You will be permitted to purchase shares of Vonage common stock allocated to you in the Vonage Customer Directed Share Program only through a limited purpose brokerage account at one of these financial institutions. Even if you already have a brokerage account at one of these financial institutions, you must open a new limited purpose account through this website. You will not be permitted to use any of your existing brokerage accounts to purchase shares allocated to you through this program. After you have purchased shares using the limited purpose brokerage account you open through this website, you may be able to transfer those shares into your existing brokerage accounts. Instructions for transferring your shares to another brokerage account can be found in the terms and conditions of your limited purpose brokerage account, which are posted elsewhere on this website.

You will be prompted to select the financial institution at which you would like to open your limited purpose brokerage account elsewhere on this website. The terms and conditions of limited purpose brokerage accounts at each financial institution may be different. Details about the terms and conditions of accounts at each financial institution are available elsewhere on this website. You must open an account at one of these financial institutions through this website by [time] on [date]. Your financial institution may require additional information from you in order to open your limited purpose brokerage account. As a result, delay in choosing a financial institution and opening a limited purpose brokerage account may result in you becoming ineligible to participate in the Vonage Customer Directed Share Program.

You may change your selection of the financial institution at which you would like to open your limited purpose brokerage account at any time until you submit a conditional offer, as described in more detail below. Once you submit a conditional offer, you will no longer be able to change your selection of a financial institution.

Conditional Offers

In order to participate in the Vonage Customer Directed Share Program, you must enter a conditional offer to purchase a number of shares of Vonage common stock. If you choose to participate, you must make a conditional offer to purchase at least 100 and no more than 5,000 shares. Conditional offers can be entered only for multiples of 100 shares. If you submit a conditional offer, you may withdraw your conditional offer at any time until we post an acceptance notification to this website, which will not occur until after the registration statement has been declared effective by the Securities and Exchange Commission and the initial public offering price of Vonage’s common stock has been determined. At present, conditional offers may be entered until at least [time] on [date]. This deadline may be revised. You will be informed of any changes to this deadline through information posted on this website. If you do not provide a conditional offer and otherwise complete the process outlined on this page, you may be excluded from participation in the Vonage Customer Directed Share Program.

By submitting a conditional offer, you will be offering to purchase up to the number of shares of Vonage common stock you specify at any price within the initial public offering price range set forth on this website. If the initial public offering price is set within that range, you likely will not be asked to resubmit or reconfirm your conditional offer. In that case, on the date the initial public offering price is set, an acceptance notification will be posted to this website, which will include a final summary of the terms of the offering and a notification of the number of shares you have been allocated to purchase through the Vonage Customer Directed Share Program. The posting of the acceptance notification will constitute the underwriters’ acceptance of your conditional offer. Once your conditional offer has been accepted, you will become obligated to purchase the number of shares you have been allocated at the initial public offering price. You should only place a conditional offer for the number of shares for which you are willing and able to pay.

If the initial public offering price is set above or below the expected range, or if the expected initial public offering price range is changed, your then-outstanding conditional offer will become invalid and you will need to enter a new conditional offer in order to continue to participate in the Vonage Customer Directed Share Program. Your conditional offer also may become invalid in certain other circumstances. If your conditional offer becomes invalid, you will be notified through information posted on this website. You must check this website regularly for any notices or announcements relating to your conditional offer.

You may withdraw your conditional offer at any time until an acceptance notification is posted to this website. The acceptance notification may be posted in as little as one hour after the initial public offering price is determined and posted on this website.

Once you have entered a conditional offer, you may change your conditional offer only by withdrawing the conditional offer you entered and submitting a new conditional offer. Please note that while you can withdraw your conditional offer at any time until an acceptance notification is posted to this website, you will not be able to enter a new conditional offer after [time] on [date].

Allocation Methodology

In the event that valid conditional offers are submitted for more shares than have been reserved for allocation in the Vonage Customer Directed Share Program, Vonage will allocate shares for purchase by eligible Vonage customers as follows:

1.     Vonage will first attempt to allocate shares to all customers who submitted a valid conditional offer by reducing each customer’s conditional offer by a percentage and allocating shares to each customer in the amount of his or her reduced conditional offer.

o      Each customer’s conditional offer will be reduced by the same percentage, rounded up to the nearest 100 shares. No conditional offer will be reduced, however, to below 100 shares as a result of this pro rata reduction.

o      Vonage will reduce the conditional offers by the lowest percentage that will allow all conditional offers, as reduced and after rounding, to be filled. Vonage will not, however, apply a pro rata reduction that exceeds 75%.

2.     In the event that not all of the conditional offers, as reduced by 75% and after rounding, can be filled, the following allocation model will be used:

o      Conditional offers, as reduced by 75% and after rounding, will be filled in size order, with the largest conditional offers filled first. For example, any conditional offers for 5,000 shares would be reduced by 75% and rounded up to the nearest 100 shares, resulting in conditional offers for 1,300 shares. Each of these conditional offers would be filled with 1,300 shares prior to filling any conditional offers for fewer shares.

o      In the event that not all of the conditional offers of a particular size can be filled, but there remain shares available for allocation, conditional offers will be filled within the particular size by lottery.

Payment for Shares

If your conditional offer is accepted, you will be obligated to pay for the shares you are allocated. No payment will be accepted until the registration statement relating to Vonage’s initial public offering has been declared effective and the initial public offering price has been determined. If you are allocated shares to purchase in the Vonage Customer Directed Share Program, payment instructions for those shares will be posted to this website at that time.

You will be able to make your payment by personal check or wire transfer. You will not be permitted to pay by credit card, debit card, money order or a check from someone other than yourself. Your payment must be received within three business days after Vonage’s common stock begins to trade on the New York Stock Exchange.

While you will be able to place an order to sell shares you purchase through this program as soon as the trading of Vonage common stock begins on the New York Stock Exchange, no proceeds from the sale of those shares will be available to you until the financial institution at which you opened your limited purpose brokerage account has received your full payment for the shares and funds have settled.

                I understand and accept these terms and am interested in learning more about the Vonage Customer Directed Share Program.

                I do not accept these terms and I am not interested in learning more about the Vonage Customer Directed Share Program.

Terms & Conditions of W9 Form
Purpose of Form

A person who is required to file an information return with the IRS, must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

U.S. person. Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:
1.	Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),
2.	Certify that you are not subject to backup withholding,or
3.	Claim exemption from backup withholding if you are a U.S. exempt payee.

In 3 above, if applicable, you are also certifying that as a U.S. Person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income.

Note: If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.
For federal tax purposes you are considered a person if you are:

     An individual who is a citizen or resident of the United States,

     A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States, or

     Any estate (other than a foreign estate) or trust. See Regulations sections 301.7701-6(a) and 7(a) for additional information.

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

     The U.S. owner of a disregarded entity and not the entity,

     The U.S. grantor or other owner of a grantor trust and not the trust, and

     The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the recipient has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1.	The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as nonresident alien.
2.	The treaty article addressing the income.
3.	The article number (or location) in the tax treaty that contains the saving clause and its exceptions.
4.	The type and amount of income that qualifies for the exemption from tax.
5.	Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30,1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold pay to the IRS 28% of such payments (after December 2002). This is called “backup withholding.” Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:
1.	You do not furnish your TIN to the requester,
2.	You do not certify your TIN when required (see the Part II instructions on page 4 for details),
3.	The IRS tells the requester that you furnished an incorrect TIN,
4.	The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only),
5.	You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).
Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.
Also see Special rules regarding partnerships on page 1.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.
Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
Misuse of TINs If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions
Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.
Sole proprietor. Enter your individual name as shown on your social security card on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name” line.

Limited liability company (LLC). If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations section 301.7701-3, enter the owner’s name on the “Name” line. Enter the LLC’s name on the “Business name” line. Check the appropriate box for your filing status (sole proprietor, corporation, etc.), then check the box for “Other” and enter “LLC” in the space provided.

Other entities. Enter your business name as shown on required Federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name” line.

Note. You are requested to check the appropriate box for your status (individual/sole proprietor, corporation, etc.).
Exempt From Backup Withholding

If you are exempt, enter your name as described above and check the appropriate box for your status, then check the “Exempt from backup withholding” box in the line following the business name, sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.
Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.
Exempt payees. Backup withholding is not required on any payments made to the following payees:
1.	An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if account satisfies the requirements of section 401(f)(2),
2.	The United States or any of its agencies or instrumentalities,
3.	A state, the District of Columbia, a possession United States, or any of their political subdivisions instrumentalities,
4.	A foreign government or any of its political subdivisions, agencies, or instrumentalities, or
5.	An international organization or any of its agencies or instrumentalities.
Other payees that may be exempt from backup withholding include:
6.	A corporation,
7.	A foreign central bank of issue,
8.	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,
9.	A futures commission merchant registered with the Commodity Futures Trading Commission,
10.	A real estate investment trust,
11.	An entity registered at all times during the tax year under the Investment Company Act of 1940,
12.	A common trust fund operated by a bank under section 584(a),
13.	A financial institution,
14.	A middleman known in the investment community as a nominee or custodian, or
15.	A trust exempt from tax under section 664 or described in section 4947.
The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

IF the payment is for ...                       THEN the payment is exempt for ...

Interest and dividend payments        All exempt recipients except for 9

Broker transactions                              Exempt recipients 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker

Barter exchange transactions and patronage dividends              Exempt recipients 1 through 5

Payments over $600 required to be reported and direct sales over $5,000[1]               Generally, exempt recipients 1 through 7[2]

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.
[2] However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees; and payments for services paid by a Federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.
   If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.
   If you are a single-owner LLC that is disregarded as an entity separate from its owner (see Limited liability company LLC) on page 2), enter your SSN (or EIN, if you have one). If the LLC is a corporation, partnership, etc., enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN . If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Security Administration office or get this form online at www.socialsecurity.gov/. You may also get form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply an EIN online by accessing the IRS website at www.irs.gov/businesses/ and clicking on Employer ID Numbers under Related Topics. You can get Forms W-SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).
  If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Writing “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.
Caution. A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.
Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, and 5 below indicate otherwise.
 For a joint account, only the person whose TIN is shown Part I should sign (when required). Exempt recipients, see Exempt From Backup Withholding on page 2

Signature requirements. Complete the certification as indicated in 1 through 5 below.
1.	Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.
2.

Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3.	Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.
4.

Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5.

Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529),IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:                                                          Give name and SSN of:

1. Individual                                                                               The individual

2. Two or more individuals (jointaccount)                            The actual owner of the account or, if combined funds, the first individual on the account [1]

3. Custodian account of a minor (Uniform Gift to Minors Act)  The minor [2]

4. a. The usual revocable savings trust (grantor is also trustee)                The grantor-trustee[1]

    b. So-called trust account that is not a legal or valid trust under state law          The actual owner [1]

5. Sole proprietorship or single-owner LLC                          The owner [3]

For this type of account:                                                          Give name and EIN of:

6. Sole proprietorship or single-owner LLC                          The owner [3]

7. A valid trust, estate, or pension trust                                Legal entity [4]

8. Corporate or LLC electing corporate status on Form 8832      The corporation

9. Association, club, religious, charitable, educational, or other tax-exempt organization     The organization

10. Partnership or multi-member LLC                                     The partnership

11. A broker or registered nominee                                        The broker or nominee

12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments            The public entity

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
[2] Circle the minor’s name and furnish the minor’s SSN.
[3] You must show your individual name and you may also enter your business or “DBA” name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, IRS encourages you to use your SSN.
[4] List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules regarding partnerships on page 1.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia, and U.S. possessions to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.
You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

You have reached the website regarding the proposed directed share program for certain Vonage customers. The Vonage Customer Directed Share Program will be conducted in connection with the proposed initial public offering of common stock of Vonage Holdings Corp. Both the proposed initial public offering and the Vonage Customer Directed Share Program are described in the registration statement of Vonage Holdings Corp. filed with the Securities and Exchange Commission, a copy of which can be found on the Securities and Exchange Commission’s website at www.sec.clov .

Access to Vonage Customer Directed Share Program Website

New User?

If this is the first time you are visiting the Vonage Customer Directed Share Program Website, please click below to create a User ID and Password.

Frequently Asked Questions

Already Registered?

Please click below to Log In.

(Note: This User ID and Password is different from your Vonage User ID and Password.)

Requirements:

•      Microsoft Internet Explorer version 5.5 or later

•      Windows Operating System (1Mndows 95, 98, Me, NT, 2000, XP).

Vonage Holdings Corp. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Vonage Holdings Corp. has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.dov. Aternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-869-5224.

®2001-200e Vonage Marketing Inc., All rights reserved.

You have reached the website regarding the proposed directed share program for certain Vonage customers. The Vonage Customer Directed Share Program will be conducted in connection with the proposed initial public offering of common stock of Vonage Holdings Corp. Both the proposed initial public offering and the Vonage Customer Directed Share Program are described in the registration statement of Vonage Holdings Corp. filed with the Securities and Exchange Commission, a copy of which can be found on the Securities and Exchange Commission’s website at www.sec.gov .

Access to Vonage Customer Directed Share Program Website

New User

You may be eligible to participate in the Vonage Customer Directed Share Program if you meet all of the following criteria:

•You opened an account with Vonage on or prior to December 15, 2005.

•You have maintained your Vonage account in good standing through February 1 , 2006.

•You are a U.S. citizen.

•You will be a U.S. resident as of the date of the consummation of Vonages initial public offering.

•You have a valid U.S. social security number.

•You are a natural person. No entities, such as companies and trusts, are eligible to participate.

Other conditions to participation also may apply.

If you meet the criteria listed above and you are interested in participating in the Vonage Customer Directed Share Program, click below to register for an account on this website and find out more about the program.

Registering for an account on this website will not obligate you to purchase Vonage common stock in the Vonage Customer Directed Share Program or guarantee that you will be eligible to do so.

Frequently Asked Questions

Requirements:

•Microsoft Internet Explorer version 5.5 or later

•VNndows Operating System (Windows 95, 98, Me, NT, 2000, XP).

Vonage Holdings Corp. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Vonage Holdings Corp. has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-869-5224.

62001-2008 Vonage Marketing Inc., All rights reserved.

Registration

Please enter the following information to verify your identity as an eligible Vonage customer:

Vonage Account Number:

(To find your Vonage account number, log into your Vonage web account at www.vonage.com. Once you log on, you will see your 1 0-digit Vonage account number in the top right corner of the screen)

5-digit Zip Code in Credit Card Billing Address:

E-mail:

(You must supply the email address to which your Vonage account notifications are sent)

Please note that there may be multiple Vonage users for one Vonage account. In some cases, the person paying for the Vonage account is not the same person as the account holder. In all cases, however, only the person who is on record as the billing party may be eligible to participate in the Vonage Customer Directed Share Program. In order to be eligible to participate in the program, that person also must meet all the other eligibility requirements. Eligibility to participate in the Vonage Customer Directed Share Program is not transferable in any circumstances.

Frequently Asked Questions

Vonage Holdings Corp. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Vonage Holdings Corp. has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively. the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1 -866-869-5224.

®2001.2008 Vonage Marketing Inc., All right reserved.

Registration

Please enter the following information to verify your identity as an eligible Vonage customer:

Vonage Account Number: 1999900622

(To find your Vonage account number, log into your Vonage web account at www.vonage.com. Once you log on, you will see your 1 0-digit Vonage account number in the top right corner of the screen)

5-digit Zip Code in Credit Card Billing Address:

E-mail: aaron.hillyubs.co

(You must supply the email address to which your Vonage account notifications are sent)

Please note that there may be multiple Vonage users for one Vonage account. In some cases, the person paying for the Vonage account is not the same person as the account holder. In all cases, however, only the person who is on record as the billing party may be eligible to participate in the Vonage Customer Directed Share Program. In order to be eligible to participate in the program, that person also must meet all the other eligibility requirements. Eligibility to participate in the Vonage Customer Directed Share Program is not transferable in any circumstances.

Frequently Asked Questions

Registration Failed

The information you supplied did not match any record for a Vonage America customer that may be eligible to participate in the Vonage Customer Directed Share Program.

If you are having trouble registering, please try the following tips: Vonage Account Number

To find your Vonage account number, please log into your Vonage web account, located at www.vonage.com. Once you log on, you will see your 10-digit Vonage account number in the top right corner of the screen.

Zip Code in the Credit Card Billing Address

You must enter the 5-digit zip code on record with Vonage as part of your billing address as of February 1 , 2006. If you have changed your billing address since February 1, 2006, you must use the previous zip code.

E-Mail

You must enter the e-mail address at which the Vonage account holder was receiving Vonage a-mails as of February 1 , 2006. This e-mail address is the address to which Vonage may have sent an e-mail notifying you of the Vonage Customer Directed Share Program. This e-mail address does not need to be valid as of today’s date, and you will have an opportunity to update this e-mail address later.

Vonage Holdings Corp. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Vonage Holdings Corp. has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.nov. Alternatively. the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-869-5224.

Registration

Please Confirm you are the following: Aaronl1 Hill

If this is not your legal name, you will be able to change it in a later step.

Vonage Holdings Corp. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Vonage Holdings Corp. has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1 -866-869-5224.

®2001-2006 Vonage Marketing Inc., All rights reserved.

Registration

Information relating to the Vonage Customer Directed Share Program and your participant account will be provided to you through this website. You will need a User ID and password to access this wehsite, which you must create below. No information about the Vonage Customer Directed Share Program or your participant account will be provided through Vonage’s website or your Vonage account website. Registering for an account on this website will not obligate you to purchase Vonage common stock in the Vonage Customer Directed Share Program or guarantee that you will be eligible to participate in the program or that you will be allocated stock to purchase through the program.

You must check this website regularly for notices about your participant account, updated instructions for participating in the Vonage Customer Directed Share Program and other announcements. If you fail to read these notices and take appropriate action, you may lose your ability to purchase shares of Vonage common stock through the Vonage Customer Directed Share Program. Although we may send e-mails to your registered e-mail address you should assume that we will not contact you other than through this website.

*Please Create an Account:

User ID:

Password:

Confirm Password:

*Password must be at least 6 characters long and must contain at least 1 capital letter, 1 lower case letter and 1 numeric value

*Password cannot contain your first or last name Preferred E-mail: aaron.hillcubs.com

Re-enter Preferred E-mail: aaron.hill@ubs.com

Please make note of your User ID and password, as they will be needed to access this website and your participant account from this point forward.You will not recieve a confirmation of your user ID or password by e-mail.

☐ By clicking here, I agree that I will receive information relating to the Vonage Customer Directed Share Program and my participant account principally through this website. While information may be sent to me via e-mail, I understand that I should not expect to receive any notices or information in any manner other than through this website.

☐ By clicking here. I certify that I am a U.S. citizen.

☐ By clicking here, I certify that I am a U.S. resident and that I will be a U.S. resident as of the date of the consummation of Vonage’s initial public offering.

Frequently Asked Questions

Vonage Holdings Corp. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Vonage Holdings Corp. has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1 -866-869-5224.

2001-2006 Von age Marketing Inc., All rights reserved.

Thank you Aaronl l Hill.

Please make an effort to remember your:

•                                                             User ID

•                                                             Password

They will be needed again in this process.

Please note that your Vonage.com username and password have not been changed. Please click on “Next” below to proceed to a description of the terms and conditions of the Vonage Customer Directed Share Program, a copy of the prospectus relating to the initial public offering of common stock of Vonage Holdings Corp. and other important information.

Frequently Asked Questions

Vonage Holdings Corp. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Vonage Holdings Corp. has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-869-5224.

2001-2006 Vonage Marketing Inc., All rights reserved.

You have reached the website regarding the proposed directed share program for certain Vonage customers. The Vonage Customer Directed Share Program will be conducted in connection with the proposed initial public offering of common stock of Vonage Holdings Corp. Both the proposed initial public offering and the Vonage Customer Directed Share Program are described in the registration statement of Vonage Holdings Corp. filed with the Securities and Exchange Commission, a copy of which can be found on the Securities and Exchange Commission’s website at www.sec.gov ..

Access to Vonage Customer Directed Share Program Website

Already Registered

Please enter your User ID and Password

User ID:

Password:

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•         Microsoft Internet Explorer version 5.5 or later

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Vonage Holdings Corp. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Vonage Holdings Corp. has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively. the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-869-5224.

2001-2006 Vonage Marketing Inc., All rights reserved.

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Please enter the following information to verify your identity:

Vonage Account Humber:

(To find your Vonage account number, log into your Vonage web account at www.vonage.com. Once you log on, you will see your 1 0-digit Vonage account number in the top right corner of the screen.)

5-digit Zip Code in Credit Card Billing Address:

Email:

(You must supply the email address to which your Vonage account notifications are sent)

Frequently Asked Questions

Vonage Holdings Corp. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Vonage Holdings Corp. has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-889-5224.

2001-2008 Vonage Marketing Inc., All rights reserved.

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Password Notes:

•Password must be at least 6 characters long and must contain at least 1 capital letter, 1 lowercase letter and 1 numeric value

•Password cannot contain your first or last name.

Vonage Holdings Corp. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Vonage Holdings Corp. has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.oov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-869-5224.

2001-2008 Vonage Marketing Inc., All rights reserved.

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Vonage Holdings Corp. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Vonage Holdings Corp. has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1 -866-869-5224.

2001-2006 Vonage Marketing Inc., All rights reserved.

Forgot Your Login

Please enter the following information to verify your identity:

Vonage Account Number:

(To find your Vonage account number, log into your Vonage web account at www.vonage.com. Once you log on, you will see your 10-digit Vonage account number in the top right corner of the screen.)

5-digit Zip Code in Credit Card Billing Address:

Email:

(You must supply the email address to which your Vonage account notifications are sent)

Frequently Asked Questions

Vonage Holdings Corp. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Vonage Holdings Corp. has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-869-5224.

2001-2006 Vonage Marketing Inc., All rights reserved.

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Vonage Holdings Corp. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Vonage Holdings Corp. has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.toy. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-869-5224.

2001-2008 Vonage Marketing Inc., All right reserved

General Questions

1.                                              What is the Vonage Customer Directed Share Program?

2.                                              What is the initial public offering?

3.                                              What is the prospectus?

Eligibility Questions

1.                                              Am I eligible to participate in the Vonage Customer Directed Share Program? What do I need to do in order to participate?

2.                                              I think I meet the eligibility criteria set forth above, but my registration on this website was rejected. What is the problem?

3.                                              Can a friend or relative of an eligible Vonage customer participate in the Vonage Customer Directed Share Program?

4.                                              Several family members use the same Vonage account. Who is eligible to participate?

5.                                              I am the Vonage account holder but someone else pays my Vonage bill for me. Am I eligible to participate?

Account Information and W-9 Questions

1.                                              What is a limited purpose brokerage account?

2.                                              I already have a brokerage account at Smith Barney, Deutsche Bank Alex.Brown, a division of Deutsche Bank Securities Inc. or UBS Financial Services Inc. Can I purchase Vonage common stock through that account?

3.                                              May I participate in the Vonage Customer Directed Share Program through a qualified plan, such as a 401(k) or IRA?

4.                                              How do I open a limited purpose brokerage account so I can participate in the Vonage Customer Directed Share Program?

5.                                              Are limited purpose brokerage accounts the same at Smith Barney, Deutsche Bank Alex.Brown, a division of Deutsche Bank Securities Inc. and UBS Financial Services Inc.?

6.                                              Can I open a limited purpose brokerage account jointly with my spouse?

7.                                              What happens if I do not fill out the W-9 form on this website?

Conditional Offer Questions

1.                                              What is a conditional offer?

2.                                              Can I withdraw my conditional offer?

3.                                              Can I change my conditional offer?

4.                                              How will I find out if my conditional offer has been accepted?

5.                                              When do I become obligated to purchase Vonage common stock through the Vonage Customer Directed Share Program?

Other Program Related Questions

1.                                              How many shares of Vonage common stock can I purchase through the Vonage Customer Directed Share Program?

2.                                              When can I sell the shares I purchase through the Vonage Customer Directed Share Program?

3.                                              How will I find out about updates relating to the Vonage Customer Directed Share Program?

4.                                              I have completed all the required steps on this website. What happens now?

Payment Questions

1.                                              How can I pay for my shares of Vonage common stock?

2.                                              What is the deadline for paying for my shares of Vonage common stock?

Contact Questions

1.                                              Who can I contact with questions about the Vonage Customer Directed Share Program?

2.                                              I am not sure if an investment in Vonage’s common stock is right for me. Who can I contact to discuss my questions about investing?

General Questions

What is the Vonage Customer Directed Share Program?

Vonage is proposing to conduct an initial public offering of its common stock. In connection with the initial public offering, Vonage has requested that the underwriters reserve shares of common stock for sale to certain of its customers at the initial public offering price. The Vonage Customer Directed Share Program is the program through which the underwriters will make these shares available for purchase by eligible Vonage customers. The terms and conditions of the Vonage Customer Directed Share Program are set forth in detail on the Terms and Conditions page which can be accessed from the Main Menu of this website.

What is the initial public offering?

The initial public offering will be Vonage’s first offering of shares of its common stock for purchase by the public. The proposed initial public offering is described in the registration statement of Vonage Holdings Corp. that has been filed with the Securities and Exchange Commission, a copy of which can be found on the Securities and Exchange Commission’s website at www.sec.gov. A copy of the prospectus currently on file with the Securities and Exchange Commission, which forms a part of the registration statement, is available by clicking on the Prospectus link on the bottom of each page of this website.

What is the prospectus?

The prospectus is a document that contains important information relating to an investment in Vonage’s common stock. Before making any decision to invest in Vonage’s common stock, you should understand and carefully consider all the information contained in the prospectus, especially the information set forth under the heading “Risk Factors.” A copy of the prospectus currently on file with the Securities and Exchange Commission is available by clicking on the Prospectus link on the bottom of each page of this website.

Eligibility Questions

Am I eligible to participate in the Vonage Customer Directed Share Program? What do I need to do in order to participate?

In order to be eligible to participate in the Vonage Customer Directed Share Program you must meet the following criteria:

•You opened an account directly with Vonage America on or prior to December 15, 2005. You must have opened your account with Vonage America and not through a third-party wholesaler.

•                                               You maintained your Vonage account in good standing through February 1, 2006. You are not eligible if you cancelled your Vonage service or if your Vonage service was terminated before February 1, 2006, even if you subsequently reinstated your service.

•                                               You are a U.S. citizen.

•                                               You will be a U.S. resident as of the date of the consummation of Vonage’s initial public offering.

•                                               You have a valid U.S. social security number.

•                                               You are a natural person. No entities, such as companies or trusts, are eligible to participate.

•                                               You must be eligible to open a limited purpose brokerage account at Smith Barney, Deutsche Bank Alex.Brown, a division of Deutsche Bank Securities Inc. or UBS Financial Services Inc.

In order to purchase shares of Vonage common stock in the Vonage Customer Directed Share Program, you also must complete the following steps on this website:

1.                                              Carefully review the prospectus relating to the initial public offering of Vonage’s common stock. You must indicate that you have reviewed the prospectus. A copy of the prospectus is available by clicking on the Prospectus link on the bottom of each page of this website. If the prospectus is amended, a new version of the prospectus will be posted on this website. You will need to review any amendments to the prospectus in order to continue to participate in the Vonage Customer Directed Share Program.

2.                                              Carefully review each of the risk factors set forth on this website. You must indicate that you have reviewed and understand each of the risk factors in order to remain eligible to participate in the Vonage Customer Directed Share Program.

3.                                              Use this website to open a limited purpose brokerage account at either Smith Barney, Deutsche Bank Alex.Brown, a division of Deutsche Bank Securities Inc. or UBS Financial Services Inc. More information about the terms of the accounts offered by each financial institution and the account-opening process is included elsewhere on this website.

4.                                              Submit a conditional offer to purchase a number of shares of Vonage common stock by the time and date stated elsewhere on this website.

5.                                              Check this website on a regular basis. Important notices about your participant account and the Vonage Customer Directed Share Program will be given to you through this website. If you fail to read these notices and take appropriate action, you may lose your ability to purchase shares of Vonage common stock through the Vonage Customer Directed Share Program. For example, if the initial public offering price is set above or below the expected range, or if the expected initial public offering price range is changed, your conditional offer will become invalid and you will need to enter a new conditional offer in order to continue to participate. Your conditional offer also may become invalid in certain other circumstances. If your conditional offer becomes invalid, you will be notified through information posted on this website.

I think I meet the eligibility criteria set forth above, but my registration on this website was rejected. What is the problem?

If you are having trouble registering, please try the following tips:

•                                               Vonage Account Number: To find your Vonage account number, please log into your Vonage web account, located at www.vonage.com. Once you log on, you will see your 10-digit Vonage account number in the top right corner of the screen.

•                                               Zip Code in the Credit Card Billing Address: You must enter the zip code on record with Vonage as part of your billing address as of February 1, 2006. If you have changed your billing address since February 1, 2006, you must use the previous zip code.

•                                               E-Mail: You must enter the e-mail address at which the Vonage account holder was receiving Vonage e-mails as of February 1, 2006. This e-mail address is the address to which Vonage sent an e-mail notifying you of the Vonage Customer Directed Share Program. This e-mail address does not need to be valid as of today’s date, and you will have an opportunity to update this e-mail address later.

Can a friend or relative of an eligible Vonage customer participate in the Vonage Customer DirectedShare Program?

No. Only eligible Vonage customers may purchase shares of Vonage common stock through the Vonage Customer Directed Share Program. Eligibility to participate in the Vonage Customer Directed Share Program is not transferable in any circumstances.

Several family members use the same Vonage account. Who is eligible to participate?

Each Vonage America account is paid for with a U.S. credit card. The person whose name is associated with that credit card (that is, the billing party for the Vonage America account) is the only person who may be eligible to participate in the Vonage Customer Directed Share Program. Other account users are not eligible. Eligibility to participate in the Vonage Customer Directed Share Program is not transferable in any circumstances.

I am the Vonage account holder but someone else pays my Vonage bill for me. Am I eligible to participate?

No. Only the person who is on record as the billing party for your account may be eligible to participate in the

Vonage Customer Directed Share Program. Eligibility to participate in the Vonage Customer Directed Share Program is not transferable in any circumstances.

Account Information and W-9 Questions

What is a limited purpose brokerage account?

A limited purpose brokerage account opened through this website is a brokerage account that can be used only to purchase, hold, sell or transfer the shares of Vonage common stock that are allocated to you for purchase in the Vonage Customer Directed Share Program. A limited purpose brokerage account opened through this website cannot be used to purchase or hold any other shares of Vonage common stock or any other securities.

The terms and conditions of limited purpose brokerage accounts at Smith Barney, Deutsche Bank Alex.Brown, a division of Deutsche Bank Securities Inc. and UBS Financial Services Inc. may be different. Details about the terms and conditions of limited purpose brokerage accounts at each institution are available on the Limited Purpose Brokerage Account Form page which can be accessed from the Main Menu of this website.

I already have a brokerage account at Smith Barney, Deutsche Bank Alex.Brown, a division of Deutsche Bank Securities Inc. or UBS Financial Services Inc. Can I purchase Vonage common stock through that account?

No. You will not be permitted to use your existing brokerage accounts to purchase shares allocated to you through the Vonage Customer Directed Share Program. You will be permitted to purchase shares of Vonage common stock allocated to you in the Vonage Customer Directed Share Program only through a limited purpose brokerage account at one of those financial institutions. Even if you already have a brokerage account at one of those financial institutions, you must open a new limited purpose brokerage account through this website.

After you have purchased shares using the limited purpose brokerage account you open through this website, you may be able to transfer those shares into your existing brokerage accounts. Instructions for transferring your shares to another brokerage account can be found in the terms and conditions of your limited purpose brokerage account, which are posted elsewhere on this website.

May I participate in the Vonage Customer Directed Share Program through a qualified plan, such as a 401(k) or IRA?

No. You will be permitted to purchase shares of Vonage common stock allocated to you in the Vonage Customer Directed Share Program only through a limited purpose brokerage account opened through this website at either Smith Barney, Deutsche Bank Alex.Brown, a division of Deutsche Bank Securities Inc. or UBS Financial Services Inc.

How do I open a limited purpose brokerage account so I can participate in the Vonage Customer Directed Share Program?

You will be prompted to select the financial institution at which you would like to open your limited purpose brokerage account elsewhere on this website. After you select a financial institution, you will be presented with an account-opening questionnaire. You must provide all of the information requested on the questionnaire. The financial institution you select also may require additional information from you in order to open a limited purpose brokerage account for you. In certain circumstances, you may be ineligible to open a limited purpose brokerage account even if you complete the account-opening questionnaire.

Are limited purpose brokerage accounts the same at Smith Barney, Deutsche Bank Alex.Brown, a division of Deutsche Bank Securities Inc. and UBS Financial Services Inc.?

The terms and conditions of limited purpose brokerage accounts at each financial institution may be different. Details about the terms and conditions of accounts at each financial institution are available elsewhere on this website.

Can I open a limited purpose brokerage account jointly with my spouse?

No. However, after you have purchased shares using the limited purpose brokerage account you open through this website, you will be able to transfer those shares into another brokerage account, such as a joint account you have with your spouse. Please contact your financial institution for more information.

What happens if I do not fill out the W-9 form on this website?

If you do not complete the W-9 form on this website, your financial institution will be required to withhold taxes in an amount equal to 28% of the proceeds from any shares you purchase through this program and sell through your limited purpose brokerage account.

Conditional Offer Questions

What is a conditional offer?

A conditional offer is an offer by you to purchase up to the number of shares of Vonage common stock you specify at any price within the expected initial public offering price range set forth on this website.

If you submit a conditional offer, you may withdraw your conditional offer at any time until we post an acceptance notification to this website, which will not occur until after the registration statement has been declared effective by the Securities and Exchange Commission and the initial public offering price of Vonage’s common stock has been determined. The posting of the acceptance notification will constitute the underwriters’ acceptance of your conditional offer. Once your conditional offer has been accepted, you will become obligated to purchase the number of shares you have been allocated at the initial public offering price. If the conditional offers placed by eligible Vonage customers exceed the number of shares that have been reserved for sale through this program, you may be allocated fewer than the number of shares you have conditionally offered to purchase, or no shares at all.

You must check this website regularly for any notices or announcements relating to your conditional offer and the Vonage Customer Directed Share Program. If the expected initial public offering price range is changed, or if the initial public offering price is set above or below the final price range, your original conditional offer will become invalid and you will need to enter a new conditional offer in order to continue to participate in the Vonage Customer Directed Share Program. Your conditional offer also may become invalid in certain other circumstances.

Can I withdraw my conditional offer?

You may withdraw your conditional offer at any time until we post an acceptance notification to this website, which will not occur until after the registration statement has been declared effective by the Securities and Exchange Commission and the initial public offering price of Vonage’s common stock has been determined.

Can I change my conditional offer?

Once you have entered a conditional offer, you may change your conditional offer only by withdrawing the conditional offer you entered and submitting a new conditional offer. Please note that while you can withdraw your conditional offer at any time until an acceptance notification is posted to this website, you may enter new conditional offers only until [time] on [date].

How will I find out if my conditional offer has been accepted?

After the registration statement relating to Vonage’s initial public offering has been declared effective by the Securities and Exchange Commission and the initial public offering price of Vonage’s common stock has been set, an acceptance notification will be posted to this website if your conditional offer has been accepted and you have been allocated shares to purchase in the Vonage Customer Directed Share Program. The acceptance notification may be posted in as little as one hour after the initial public offering price is determined and posted on this website.

When do I become obligated to purchase Vonage common stock through the Vonage Customer Directed Share Program?

After the registration statement relating to Vonage’s initial public offering has been declared effective by the Securities and Exchange Commission and the initial public offering price of Vonage’s common stock has been set, acceptance notifications will be posted to this website. The posting of an acceptance notification will constitute the underwriters’ acceptance of your conditional offer. The acceptance notification may be posted in as little as one hour after the initial public offering price is determined and posted on this website. Once your conditional offer has been accepted, you will become obligated to purchase the number of shares you have been allocated at the initial public offering price.

You must check this website regularly for any notices or announcements relating to your conditional offer and the Vonage Customer Directed Share Program. If the expected initial public offering price range is changed, or if the initial public offering price is set above or below the final price range, your conditional offer will become invalid and you will need to re-enter your conditional offer or enter a new conditional offer in order to continue to participate in the Vonage Customer Directed Share Program. Your conditional offer also may become invalid in certain circumstances.

Other Program Related Questions

How many shares of Vonage common stock can I purchase through the Vonage Customer Directed Share Program?

If you choose to participate, you must make a conditional offer to purchase at least 100 and no more than 5,000 shares of Vonage common stock through the Vonage Customer Directed Share Program. You should only place a conditional offer for the number of shares for which you are willing and able to pay. If the conditional offers placed by eligible Vonage customers exceed the number of shares that have been reserved for sale through this program, you may be allocated fewer than the number of shares you have conditionally offered to purchase, or no shares at all.

If you have entered a valid conditional offer as of the date on which the initial public offering price for Vonage’s common stock is set, you will be notified through this website of the number of shares you have been allocated to purchase, if any. The notification of the number of shares you have been allocated to purchase will be posted to this website on the date the initial public offering price is determined.

When can I sell the shares I purchase through the Vonage Customer Directed Share Program?

You may place an order to sell the shares you purchase in the Vonage Customer Directed Share Program as soon as the trading of Vonage common stock begins on the New York Stock Exchange. Even if you place an order to sell your shares, you will remain obligated to pay in full for the shares you have been allocated through this program. No proceeds from your sale of those shares will be available to you until the financial institution at which you opened your limited purpose brokerage account has received your full payment for the shares and funds have settled.

Please contact your financial institution for more information.

How will I find out about updates relating to the Vonage Customer Directed Share Program?

Information relating to the Vonage Customer Directed Share Program and your participant account will be provided to you through this website. Although we may send e-mails to your registered e-mail address, you should assume that we will not contact you other than through this website. No information about the Vonage Customer Directed Share Program or your participant account will be provided through Vonage’s website or your Vonage account website.

You must check this website regularly for notices about your participant account,  instructions for participating in the Vonage Customer Directed Share Program and other announcements. If you fail to read these notices and take appropriate action, you may lose your ability to purchase shares of Vonage common stock through the Vonage Customer Directed Share Program.

I have completed all the required steps on this website. What happens now?

You must continue to check this website on a regular basis. Important notices about your participant account and the Vonage Customer Directed Share Program will be given to you through this website. If you fail to read these notices and take appropriate action, you may lose your ability to purchase shares of Vonage common stock through the Vonage Customer Directed Share Program.

Once your conditional offer has been accepted, you will need to make full payment for the shares of Vonage common stock you have been allocated to purchase. You will only be able to pay by personal check or wire transfer. You will not be permitted to pay by credit card, debit card, money order or a check from someone other than yourself. Your payment must be received by the financial institution with which you opened your limited purpose brokerage account within three business days after Vonage’s common stock begins to trade on the New York Stock Exchange. Payment instructions will be posted to this website once the initial public offering price has been determined. No payment will be accepted at this time.

While no payment will be accepted at this time, please note that you will become obligated to pay for all shares you are allocated. Your payment will be required to be received within three business days after Vonage’s common stock begins to trade on the New York Stock Exchange. You should only place a conditional offer for the number of shares for which you are willing and able to pay.

Payment Questions

How can I pay for my shares of Vonage common stock?

No payment will be accepted at this time. Payment instructions will be posted to this website once the initial public offering price has been determined. You will be able to pay for your shares only by personal check or wire transfer. You will not be able to pay by credit card, debit card, money order or a check from someone other than yourself.

While no payment will be accepted at this time, please note that you will become obligated to pay for all shares you are allocated. Your payment will be required to be received within three business days after Vonage’s common stock begins to trade on the New York Stock Exchange. You should only place a conditional offer for the number of shares for which you are willing and able to pay.

What is the deadline for paying for my shares of Vonage common stock?

If you are allocated shares to purchase through the Vonage Customer Directed Share Program, full payment for those shares must be received by the third business day after Vonage’s common stock begins to trade on the New York Stock Exchange. Payment instructions will be posted to this website at that time.

Contact Questions

Who can I contact with questions about the Vonage Customer Directed Share Program?

Please refer to the prospectus relating to Vonage’s initial public offering or the other sections of this website for additional information relating to the Vonage Customer Directed Share Program.

If you have questions regarding your limited purpose brokerage account at Smith Barney, Deutsche Bank Alex.Brown, a division of Deutsche Bank Securities Inc. or UBS Financial Services Inc., you can contact the representatives listed at the bottom of this page.

You should not contact Vonage with questions about participating in the Vonage Customer Directed Share Program. You should not contact your financial institution or any of the underwriters with questions concerning the merits of investing in the Vonage common stock.

I am not sure if an investment in Vonage’s common stock is right for me. Who can I contact to discuss my questions about investing?

Any decision to participate in the Vonage Customer Directed Share Program must be made by you, based on your own independent judgment and after carefully reviewing all information contained in the prospectus relating to Vonage’s initial public offering. A copy of the prospectus currently on file with the Securities and Exchange Commission is available by clicking on the Prospectus link on the bottom of each page of this website.

You may wish to speak with an independent financial or tax advisor before making any decision to purchase Vonage common stock. Neither Vonage nor any of the underwriters are recommending that you purchase Vonage common stock in this program, and they cannot advise you on whether or not to make such an investment.

Contact Us

Technical Customer Care

Phone: (866) 431- 9801
Hours: Open 7 days a week from 8:00 am EST to 8:00 pm EST

Welcome

[Any new announcements will be posted here, such as the filing of an amended registration statement or changes in timeline. Alternatively, this page will state that there are no new announcements at this time.]

☐ By clicking here, I consent to receive information relating to the Vonage Customer Directed Share Program and my participant account through information posted on this website. Mile information may be sent to me via e-mail, I understand that I should not expect to receive any notices or information in any manner other than through this webste.

Frequently Asked Questions

Vonage Holdings Corp. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Vonage Holdings Corp. has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-869-5224.

2001-2006 Vonage Marketing Inc., All rights reserved.

Terms and Conditions of the Vonage Customer Directed Share Program

Vonage Holdings Corp. has filed a registration statement with the Securities and Exchange Commission relating to a proposed initial public offering of shares of its common stock. In connection with the initial public offering, the underwriters have agreed to set aside a certain number of shares of common stock for purchase by eligible Vonage customers in the Vonage Customer Directed Share Program. The initial public offering is described in more detail in the registration statement. The terms and conditions of the Vonage Customer Directed Share Program are set forth in detail below.

As a Vonage customer who meets certain eligibility criteria, you may have the opportunity to purchase shares of Vonage’s common stock through the Vonage Customer Directed Share Program. You are not obligated to purchase any shares, however, you should be aware that investing in Vonage’s common stock involves a high degree of risk. Before making any decision to invest in Vonage’s common stock, you should understand and carefully consider all of the information contained in the prospectus relating to the initial public offering, especially the information set forth under the heading “Risk Factors” and the terms and conditions of the Vonage Customer Directed Share Program set forth below. A copy of the prospectus currently on file with the Securities and Exchange Commission is available by clicking on the prospectus link at the bottom of this page.

Requirements for Participating in the Vonage Customer Directed Share Program

In order to be eligible to participate in the Vonage Customer Directed Share Program you must meet the following criteria:

You opened an account directly with Vonage America on or prior to December 15, 2005. You must have opened your account with Vonage America and not through a third-party wholesaler.

•                                               You have maintained your Vonage account in good standing through February 1, 2006.

•                                               You are a U.S. citizen.

•                                               You will be a U.S. resident as of the date of the consummation of Vonage’s initial public offering.

•                                               You have a valid U.S. social security number.

•                                               You are a natural person. No entities, such as companies and trusts, are eligible to participate.

•                                               You must be eligible to open a limited purpose brokerage account at one of the financial institutions set forth below, as described further below.

Other conditions to participation also may apply.

In order to purchase shares of Vonage common stock in the Vonage Customer Directed Share Program, you also must complete the following steps on this website:

1.                                              Carefully review the prospectus relating to the initial public offering of Vonage’s common stock. You must indicate that you have reviewed this prospectus. A copy of the prospectus is available by clicking on the prospectus link on the bottom of this page. If the prospectus is amended, a new version of the prospectus will be posted on this website. You will need to review any amendments to the prospectus in order to remain eligible to participate in the Vonage Customer Directed Share Program.

2.                                              Carefully review each of the risk factors set forth on this website. You must indicate that you have reviewed and understand each of the risk factors in order to remain eligible to participate in the Vonage Customer Directed Share Program.

3.                                              Use this website to open a limited purpose brokerage account at either Smith Barney1, Deutsche Bank Alex.Brown, a division of Deutsche Bank Securities Inc., or UBS Financial Services Inc., as described in more detail below. More information about the terms of the limited purpose brokerage accounts offered by each of these financial institutions and the limited purpose brokerage account-opening process is included elsewhere on this website.

4.                                              Submit a conditional offer to purchase a number of shares of Vonage common stock, as described in more detail below.

5.                                              Check this website on a regular basis. Important notices about your participant account and the Vonage Customer Directed Share Program will be given to you only through this website. If you fail to read these notices and take appropriate action, you may lose your ability to purchase shares of Vonage common stock through the Vonage Customer Directed Share Program. For example, if the initial public offering price is set above or below the expected range, or if the expected initial public offering price range is changed, your conditional offer will become invalid and you will need to enter a new conditional offer in order to continue to participate. Your conditional offer also may become invalid in certain other circumstances. If your conditional offer becomes invalid, you will be notified through information posted on this website.

Limited Purpose Brokerage Accounts

In order to participate in the Vonage Customer Directed Share Program, you must open a limited purpose brokerage account at either Smith Barney, Deutsche Bank Alex.Brown, a division of Deutsche Bank Securities Inc., or UBS Financial Services Inc. A limited purpose brokerage account opened through this website is a brokerage account that can be used only to purchase, hold, sell or transfer the shares of Vonage common stock that are allocated to you for purchase in the Vonage Customer Directed Share Program. A limited purpose brokerage account opened through this website cannot be used to purchase or hold any other shares of Vonage common stock or any other securities. You will be permitted to purchase shares of Vonage common stock allocated to you in the Vonage Customer Directed Share Program only through a limited purpose brokerage account at one of these financial institutions. Even if you already have a brokerage account at one of these financial institutions, you must open a new limited purpose account through this website. You will not be permitted to use any of your existing brokerage accounts to purchase shares allocated to you through this program. After you have purchased shares using the limited purpose brokerage account you open through this website, you may be able to transfer those shares into your existing brokerage accounts. Instructions for transferring your shares to another brokerage account can be found in the terms and conditions of your limited purpose brokerage account, which are posted elsewhere on this website.

You will be prompted to select the financial institution at which you would like to open your limited purpose brokerage account elsewhere on this website. The terms and conditions of limited purpose brokerage accounts at each financial institution may be different. Details about the terms and conditions of accounts at each financial institution are available elsewhere on this website. You must open an account at one of these financial institutions through this website by [time] on [date]. Your financial institution may require additional information from you in order to open your limited purpose brokerage account. As a result, delay in choosing a financial institution and opening a limited purpose brokerage account may result in you becoming ineligible to participate in the Vonage Customer Directed Share Program.

Conditional Offers

In order to participate in the Vonage Customer Directed Share Program, you must enter a conditional offer to purchase a number of shares of Vonage common stock. If you choose to participate, you must make a conditional offer to purchase at least 100 and no more than 5,000 shares. Conditional offers can be entered only for multiples of 100 shares. If you submit a conditional offer, you may withdraw your conditional offer at any time until we post an acceptance notification to this website, which will not occur until after the registration statement has been declared effective by the Securities and Exchange Commission and the initial public offering price of Vonage’s common stock has been determined. At present, conditional offers may be entered until at least [time] on [date]. This deadline may be revised. You will be informed of any changes to this deadline through information posted on this website. If you do not provide a conditional offer and otherwise complete the process outlined on this page, you may be excluded from participation in the Vonage Customer Directed Share Program.

By submitting a conditional offer, you will be offering to purchase up to the number of shares of Vonage common stock you specify at any price within the initial public offering price range set forth on this website. If the initial public offering price is set within that range, you likely will not be asked to resubmit or reconfirm your conditional offer. In that case, on the date the initial public offering price is set, an acceptance notification will be posted to this website, which will include a final summary of the terms of the offering and a notification of the number of shares you have been allocated to purchase through the Vonage Customer Directed Share Program. The posting of the acceptance notification will constitute the underwriters’ acceptance of your conditional offer. Once your conditional offer has been accepted, you will become obligated to purchase the number of shares you have been allocated at the initial public offering price. You should only place a conditional offer for the number of shares for which you are willing and able to pay.

If the initial public offering price is set above or below the expected range, or if the expected initial public offering price range is changed, your then-outstanding conditional offer will become invalid and you will need to enter a new conditional offer in order to continue to participate in the Vonage Customer Directed Share Program. Your conditional offer also may become invalid in certain other circumstances. If your conditional offer becomes invalid, you will be notified through information posted on this website. You must check this website regularly for any notices or announcements relating to your conditional offer.

You may withdraw your conditional offer at any time until an acceptance notification is posted to this website. The acceptance notification may be posted in as little as one hour after the initial public offering price is determined and posted on this website.

Once you have entered a conditional offer, you may change your conditional offer only by withdrawing the conditional offer you entered and submitting a new conditional offer. Please note that while you can withdraw your conditional offer at any time until an acceptance notification is posted to this website, you will not be able to enter a new conditional offer after [time] on [date].

Allocation Methodology

In the event that valid conditional offers are submitted for more shares than have been reserved for allocation in the Vonage Customer Directed Share Program, Vonage will allocate shares for purchase by eligible Vonage customers as follows:

1.                                              Vonage will first attempt to allocate shares to all customers who submitted a valid conditional offer by reducing each customer’s conditional offer by a percentage and allocating shares to each customer in the amount of his or her reduced conditional offer.

•                                               Each customer’s conditional offer will be reduced by the same percentage, rounded up to the nearest 100 shares. No conditional offer will be reduced, however, to below 100 shares as a result of this pro rata reduction.

•                                               Vonage will reduce the conditional offers by the lowest percentage that will allow all conditional offers, as reduced and after rounding, to be filled. Vonage will not, however, apply a pro rata reduction that exceeds 75%.

2.                                              In the event that not all of the conditional offers, as reduced by 75% and after rounding, can be filled, the following allocation model will be used:

•                                                                                               Conditional offers, as reduced by 75% and after rounding, will be filled in size order, with the largest conditional offers filled first. For example, any conditional offers for 5,000 shares would be reduced by 75% and rounded up to the nearest 100 shares, resulting in conditional offers for 1,300 shares. Each of these conditional offers would be filled with 1,300 shares prior to filling any conditional offers for fewer shares.

•                                                                                               In the event that not all of the conditional offers of a particular size can be filled, but there remain shares available for allocation, conditional offers will be filled within the particular size by lottery.

Payment for Shares

If your conditional offer is accepted, you will be obligated to pay for the shares you are allocated. No payment will be accepted until the registration statement relating to Vonage’s initial public offering has been declared effective and the initial public offering price has been determined. If you are allocated shares to purchase in the Vonage Customer Directed Share Program, payment instructions for those shares will be posted to this website at that time.

You will be able to make your payment by personal check or wire transfer. You will not be permitted to pay by credit card, debit card, money order or a check from someone other than yourself. Your payment must be received within three business days after Vonage’s common stock begins to trade on the New York Stock Exchange.

While you will be able to place an order to sell shares you purchase through this program as soon as the trading of Vonage common stock begins on the New York Stock Exchange, no proceeds from the sale of those shares will be available to you until the financial institution at which you opened your limited purpose brokerage account has received your full payment for the shares and funds have settled.

☐ I understand and accept these terms and am interested in learning more about the Vonage Customer Directed Share Program.

I do not accept these terms and I am not interested in learning more about the Vonage Customer Directed Share ☐ Program.

Prospectus

In order to continue, you must review the prospectus relating to the initial public offering of common stock of Vonage Holdings Corp. The prospectus contains important information relating to an investment in Vonage’s common stock, including important risk factors you should consider. You should read the entire prospectus carefully. A copy of the prospectus currently on file with the Securities and Exchange Commission is attached below.

PDF Format                                               HTML Format

☐ I acknowledge that I have reviewed this prospectus relating to the initial public offering of common stock of Vonage Holdings Corp.

To view a full copy of the registration statement on the Securities and Exchange Commission’s web site, click here

Frequently Asked Questions

Please note that the PDF format requires Adobe Acrobat Reader. If you do not have it installed, click the icon to download it or contact your system administrator to have it installed.

Vonage Holdings Corp. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Vonage Holdings Corp. has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Atternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus it you request it by calling toll-free 1-866-869-5224.

2001-2006 Vonage Marketing Inc., All rights reserved.

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In order to continue, you musk review the prospectus relating to the initial public offering of common stock of Vonage Holdings Corp.

OK

Acknowledgment of Selected Risk Factors.

1. An investment in Vonage’s common stock is considered highly speculative and aggressively risky. You could lose all the money you invest in Vonage common stock.

•                                               I understand this risk and would still like to participate in the Vonage Customer Directed Share Program. My investment objectives allow for the purchase of speculative and aggressively risky securities.

•                                               I do not want to participate in the Vonage Customer Directed Share Program.

2. Vonage has had increasing losses since its inception and expects to continue to incur losses in the future. The market value of Vonage’s common stock could fall and you could lose all the money you invest.

•                                                                                             I understand this risk and would still like to participate in the Vonage Customer Directed Share Program.

•                                                                                             I do not want to participate in the Vonage Customer Directed Share Program.

3. Vonage operates in a highly competitive industry and competes with many companies that are bigger and financially stronger than it is. g Vonage is not able to compete successfully against these companies for customers, its business could fail and you could lose all the money you invest.

•                                                                                             I understand this risk and would still like to participate in the Vonage Customer Directed Share Program.

•                                                                                             I do not want to participate in the Vonage Customer Directed Share Program.

4. Vonage’s success depends on mainstream consumers switching to Vonage from their traditional telephone companies. Mainstream consumers are generally resistant to new technologies like those used by Vonage and may never leave their traditional service. If mainstream consumers fail to adopt Vonage’s service, Vonage’s business may not survive. You could lose all the money you invest.

•                                                                                             I understand this risk and would still like to participate in the Vonage Customer Directed Share Program.

•                                                                                             I do not want to participate in the Vonage Customer Directed Share Program.

5. Vonage’s business model depends on its use of new technology that allows it to offer cheaper service to its customers. Competitors may soon develop technologythat allows them to offer better or cheaper service. If that happens, Vonage maybe unable to compete and its business may not survive. You could lose all the money you invest.

•                                                                                             I understand this risk and would still like to participate in the Vonage Customer Directed Share Program.

•                                                                                             1 do not want to participate in the Vonage Customer Directed Share Program.

6. After the initial public offering, Vonage’s stock may trade at a price below the price you pay for your shares. In addition, you may not be able to find buyers for your Vonage common stock at a price that is acceptable to you. If that happens, you could be unable to sell your shares and could lose all the money you invest.

•                                                                                               I understand this risk and would still like to participate in the Vonage Customer Directed Share Program.

•                                                                                               I do not want to participate in the Vonage Customer Directed Share Program.

7. Stock markets generally experience price fluctuations, and Vonage’s stock price maybe particularly volatile. This volatility could cause the value of Vonage’s stock to decrease significantly, and you could lose all the moneyyou invest.

•                                                                                               I understand this risk and would still like to participate in the Vonage Customer Directed Share Program.

•                                                                                               I do not want to participate in the Vonage Customer Directed Share Program.

8. Neither Vonage nor any of the underwriters are recommending that you purchase Vonage common stock in this program. Any decision to participate in this program must be made by you, based on your own independent judgment and after carefully reviewing all information contained in the prospectus. You may wish to speak with an independent financial or tax advisor before making any decision to purchase Vonage common stock. You should understand and carefully consider all of the information contained in the prospectus relating to the initial public offering, especiallythe information set forth under the heading “Risk Factors” and the terms and conditions of the Vonage Customer Directed Share Program set forth on the Terms & Conditions page of this website.

•                                                                                               I understand this risk and would still like to participate in the Vonage Customer Directed Share Program.

•                                                                                               I do not want to participate in the Vonage Customer Directed Share Program.

Prospectus Frequently Asked Questions

Vonage Holdings Corp. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Vonage Holdings Corp. has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.ctov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-869-5224.

2001-200e Vonage Marketing Inc., All rights reserved.

Microsoft Internet Explorer

Are you sure you wish to decline? By clicking okay, your participation will be terminated and you will be logged out of the system,                                                                                                                                                                                                                OK                      Cancel

Congratulations, you have succesfully completed Steps 1-3. On the next page, you will see the “Main Menu,” which will serve as your roadmap throughout the rest of the process.

To he eligible to be allocated shares, you must complete steps 4 -6, although completing these steps will not guarentee that you will be eligible to participate or that you will be allocated any shares for purchase through this program. Step 7 will only be accessible once the deal has priced.

Below is a site map to help you navigate the Main Menu. Click on the Next button below to Continue.

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Prospectus Frequently Asked Questions Chanqe Password

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Vonage Holdings Corp. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Vonage Holdings Corp. has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-869-5224.

Limited Purpose Brokerage Account Form

In order to participate in the Vonage Customer Directed Share Program, you must open a limited purpose brokerage account at either Smith Barney, a division of Citigroup, Deutsche Bank Alex.Brown, a division of Deutsche Bank Securities Inc., or UBS Financial Services Inc. You will be permitted to purchase shares ofVonage common stock allocated to you in the Vonage Customer Directed Share Program only through a limited purpose brokerage account at one ofthose financial institutions. Even ifyou already have a brokerage account at one ofthose financial institutions, you must open a new limited purpose brokerage accountthrough this website. You will not be permitted to use your existing brokerage accounts to purchase shares allocated to you through this program. Afteryou have purchased shares using the limited purpose brokerage account you opened through this website, you may be able to transfer those shares into your existing brokerage accounts. Instructions for transferring your shares to another brokerage account can be found in the terms and conditions ofyour limited purpose brokerage account, which are posted elsewhere on this website.

Please select the financial institution at which you would like to open your limited purpose brokerage account. The terms and conditions of limited purpose brokerage accounts at each financial institution may be different. Further information about the terms and conditions of limited purpose brokerage accounts at each financial institution is available by clicking the link below the financial institutions name.

In orderto participate in the Vonage Customer Directed Share Program you must open an account at one ofthese financial institutions by [time] on [date]. Please note thatthe financial institution you choose may require additional information from you in order to open your limited purpose brokerage account. As a result, delay in choosing a financial institution may result in you becoming ineligible to participate in the program.

You may change your selection of the financial institution at which you would like to open your limited purpose brokerage account at anytime until you submit a conditional offer. Once you submit a conditional offer, you will no longer be able to change your selection ofa financial institution. At present, conditional offers may be submitted until at least [time] on [date].

To help the governmentfghtthe funding ofterrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. Whatthis means to you: when you open an account, the financial institution will askfor your name, address, date of birth, tax identification number and other information thatwill allow the financial institution to identify you. The financial institution may also askto see your driver’s license or other identifying documents.

In certain circumstances you may not be eligible to open a limited purpose brokerage account atthese financial institutions. Ifthat is the case, you will not be eligible to participate in the Vonage Customer Directed Share Program. Further information about eligibility to open a limited purpose brokerage account also may be available by clicking the link below each financial institution’s name.

[LOGO]

Click here for more information about the terms of a limited purpose account at Smith Barnev.

[LOGO]

Click here for more information about the terms of a limited purpose account at UBS Financial Services Inc.

[LOGO]

Click here for more information about the terms of a limited purpose account at Deutsche Bank Alex.Brown, a division of Deutsche Bank Securities Inc.

(1) Smith Barney is a division and service mark of Citigroup Global Markets Inc. and is registered and used throughout the world. The umbrella device is a registered service mark of Citigroup Inc.

Account Information

Please enter the following information which will be used to open a limited purpose brokerage account in your name:

First/given name                                                                                                                     Last/surname

☒ Check here if the name above does not match the name on your social security card.

First/given name                                                                                                                     Last/surname

Legal Home Address (P.O. Box is not a valid Address)

City                                                                                                                                  State                                                                                                                                         Zip

☒  Check here if the address above is not your mailing address

Mailing Address

City                                                                                                                                  State                                                                                                                                         Zip

Contact Phone                                                                                                                         Social Security Number                                                                                                                       Date of Birth (mm/dd/yyyy)

Only natural persons may participate in the Vonage Customer Directed Share Program. No entities are eligible to participate.

☐ By checking this box, I certify that the above information is accurate and complete in all respects.

☐ By checking this box, I consent to the delivery of the information I entered above to the financial institution I have selected.

Date:

Prospectus Frequently Asked Questions                                                                                                                                                                                                                                                                                                                                                    Save &Continue

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Form W-9

Please complete. Failure to complete this document in a timely manner may result in mandatory 26% tax withholdings of proceeds from any sale of shares purchased through the Vonage Customer Directed Share Program.

Form W-9 (Rev. November 2005)

Department of the Treasury

Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Name (As shown on your income tax return)

Check Appropriate Box:

☐ Individual/sole proprietor

☐ Corporation

☐ Partnership

☐ Other:

Business Name, if different from above r

Exempt From Backup Witholding

Requester’s Name and Address (optional)

Street Address (Number, street, and apt. or suite no.)

City

State

Zip

List account number(s) here (optional)

Part I - Taxpayer IdenWication Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on Line 1 to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note: if the account is in more than one name, see the chart on page 4 iorguidelines on whose number to enter.

Social Security Number

Employer Identification Number

Part II - Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. 1 am a U.S. person (including a U.S. resident alien).

Certification instructions.You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the instructions on page 4.)

Part II - Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am wafting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. person (including a U.S. resident alien).

Certification instructions.You must cross out tern 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the instructions on page 4.)

Sign Here

PLEASE RE-ENTER YOUR USER ID AND PASSWORD BELOW TO AFFIRMATIVELY MAKE THE ABOVE CERTIFICATIONS UNDER PENALTIES OF PERJURY, THIS WILL SERVE AS YOUR ELECTRONIC SIGNATURE.

User ID:

Password

Date

It you are unable to certify one of the above statements, in Part II of Form W-9, please click here.

Prospectus Frequently Asked Questions

Terms & Conditions of W9 Form

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Terms & Conditions of W9 Form

Purpose of Form

A person who is required to file an information return with the IRS, must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

U.S. person. Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding,or

3. Claim exemption from backup withholding if you are a U.S. exempt payee.

In 3 above, if applicable, you are also certifying that as a U.S. Person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income.

Note: If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

For federal tax purposes you are considered a person if you are:

An individual who is a citizen or resident of the United States,

A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States, or

Any estate (other than a foreign estate) or trust. See Regulations sections 301.7701-6(a) and 7(a) for additional information.

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

•                                               The U.S. owner of a disregarded entity and not the entity,

•                                               The U.S. grantor or other owner of a grantor trust and not the trust, and

•                                               The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the recipient has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1.                                              The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as nonresident alien.

2.                                              The treaty article addressing the income.

3.                                              The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4.                                              The type and amount of income that qualifies for the exemption from tax.

5.                                              Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30,1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold pay to the IRS 28% of such payments (after December 2002). This is called “backup withholding.” Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1.                                              You do not furnish your TIN to the requester,

2.                                              You do not certify your TIN when required (see the Part II instructions on page 4 for details),

3.                                              The IRS tells the requester that you furnished an incorrect TIN,

4.                                              The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only),

5.                                              You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Also see Special rules regarding partnerships on page 1.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your social security card on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name” line.

Limited liability company (LLC). If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations section 301.7701-3, enter the owner’s name on the “Name” line. Enter the LLC’s name on the “Business name” line. Check the appropriate box for your filing status (sole proprietor, corporation, etc.), then check the box for “Other” and enter “LLC” in the space provided.

Other entities. Enter your business name as shown on required Federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name” line.

Note. You are requested to check the appropriate box for your status (individual/sole proprietor, corporation, etc.).

Exempt From Backup Withholding

If you are exempt, enter your name as described above and check the appropriate box for your status, then check the “Exempt from backup withholding” box in the line following the business name, sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

Exempt payees. Backup withholding is not required on any payments made to the following payees:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if account satisfies the requirements of section 401(f)(2),

2. The United States or any of its agencies or instrumentalities,

3. A state, the District of Columbia, a possession United States, or any of their political subdivisions instrumentalities,

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6. A corporation,

7. A foreign central bank of issue,

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9. A futures commission merchant registered with the Commodity Futures Trading Commission,

10 A real estate investment trust,

11. An entity registered at all times during the tax year under the Investment Company Act of 1940,

12 A common trust fund operated by a bank under section 584(a),

13. A financial institution,

14. A middleman known in the investment community as a nominee or custodian, or

15. A trust exempt from tax under section 664 or described in section 4947.

The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

IF the payment is for

Interest and dividend payments

Broker transactions

Barter exchange transactions and patronage dividends

Payments over $600 required to be reported and direct sales over $5,000(1)

THEN the payment is exempt for

All exempt recipients except for 9

Exempt recipients 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker

Exempt recipients 1 through 5

Generally, exempt recipients 1 through 7(2)

(1) See Form 1099-MISC, Miscellaneous Income, and its instructions.

(2) However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees; and payments for services paid by a Federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

   If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

   If you are a single-owner LLC that is disregarded as an entity separate from its owner (see Limited liability company LLC) on page 2), enter your SSN (or EIN, if you have one). If the LLC is a corporation, partnership, etc., enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN . If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Security Administration office or get this form online at www.socialsecurity.gov/. You may also get form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply an EIN online by accessing the IRS website at www.irs.gov/businesses/ and clicking on Employer ID Numbers under Related Topics. You can get Forms W-SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

  If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Writing “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution. A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, and 5 below indicate otherwise.

 For a joint account, only the person whose TIN is shown Part I should sign (when required). Exempt recipients, see Exempt From Backup Withholding on page 2

Signature requirements. Complete the certification as indicated in 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529),IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (jointaccount)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)
b. So-called trust account that is not a legal or valid trust under state law	The actual owner (1)
5. Sole proprietorship or single-owner LLC	The owner (3)
For this type of account:	Give name and EIN of:
6. Sole proprietorship or single-owner LLC	The owner (3)
7. A valid trust, estate, or pension trust	Legal entity (4)
8. Corporate or LLC electing corporate status on Form 8832	The corporation
9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10. Partnership or multi-member LLC	The partnership
11. A broker or registered nominee	The broker or nominee
12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
(2) Circle the minor’s name and furnish the minor’s SSN.
(3) You must show your individual name and you may also enter your business or “DBA” name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, IRS encourages you to use your SSN.
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules regarding partnerships on page 1.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia, and U.S. possessions to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

Conditional Offer

In order to participate in the Vonage Customer Directed Share Program, you must enter a conditional offer to purchase a number of shares of Vonage common stock. You must make a conditional offer to purchase at least 100 and no more than 5,000 shares. Conditional offers must be submitted for multiples of 100 shares.

By submitting a conditional offer, you are offering to purchase up to the number of shares of Vonage common stock you specify at any price within the expected initial public offering price range set forth below. If you submit a conditional offer, you may withdraw your conditional offer at anytime until we post an acceptance notification to this website, which will not occur until after the registration statement has been declared effective bythe Securities and Exchange Commission and the initial public offering price of Vonages common stock has been determined. The posting of the acceptance notification will constitute the underwriters acceptance of your conditional offer. An acceptance notification may be posted in as little as one hour after the initial public offering price is determined and posted on this website. Once your conditional offer has been accepted, you will become obligated to purchase the number of shares you have been allocated at the initial public offering price. lithe conditional offers placed by eligible Vonage customers exceed the number of shares that have been reserved for sale through this program, you may be allocated fewer than the number of shares you specify, or no shares at all.

Once you have entered a conditional offer, you may change your conditional offer only by withdrawing the conditional offer you entered and submitting a new conditional offer. Please note that while you can withdraw your conditional offer at anytime until an acceptance notification is posted to this website, you will not be able to enter a new conditional offer after 04t2812006 12:30 PM EDT.

Expected Initial Public Offering Price Range: 19.00 -22.00 (USD)

Expected Conditional Offer Deadline: 04/28/2006 12:30 PM EDT

Choose one:

☐                                                                                                I do not want to submit a conditional offer for shares of common stock of Vonage Holdings Corp.

☐                                                                                                I want to submit a conditional offer for shares of common stock (min:add, max:soon, muRiples of ioo) of Vonage Holdings Corp.

☐                                                                                         By checking this box, I agree to the terms and conditions of the Vonage Customer Directed Share Program as set forth on this website.

☐                                                                                         By checking this box I certify that the above information is accurate and complete in all respects.

☐                                                                                         By checking this box, I certify that I am a U.S. citizen and expect be a U.S. resident as of the date of the consummation of Vonage’s initial public offering. I agree that I will withdraw my conditional offer if this ceases to be the case.

Date:

Prospectus Frequently Asked Questions

Conditional Offer

The submission of your conditional offer is not yet complete. You need to review your conditional offer and click “Submit” below.

You are about to enter a conditional offer to purchase the following number of shares at a price between $19.00 and $22.00 per share:

Number of Shares: 5,000 Shares

If the initial public offering price is $19.00, the price to you of 5,000 shares will be $95,000. If the initial public offering price is $22.00, the price to you of 5,000 shares will be $110,000.

☐                 By checking this box. I acknowledge that I will be obligated to pay for all shares that are allocated to me.

☐                 By checking this box. I acknowledge that my payment must be received by the financial institution at which I opened a limited purpose brokerage account within three business days after Vonage’s common stock begins trading on The New York Stock Exchange.

☐                 By checking this box. I understand that no proceeds from my sale of any shares allocated to me will be available to me until my full payment has been received and funds have settled.

☐                 By checking this box, I understand that my conditional offer may become invalid in certain circumstances and that I will be required to enter a new conditional offer in order to continue to be eligible to participate.

Prospectus Frequently Asked Questions                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                    Submit & Continues

Vonage Holdings Corp. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Vonage Holdings Corp. has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-869-5224.

2001-2008 Vonage Marketing Inc., All right reserved.

Thank You

Thank you for your conditional offer. You may withdraw your conditional offer at any time until an acceptance notification is posted to this website, which will not occur until after the registration statement has been declared effective by the Securities and Exchange Commission and the initial public offering price of Vonages common stock has been determined. The acceptance notification may be posted in as little as one hour after the initial public offering price is determined and posted on this website.

Once you have entered a conditional offer, you may change your conditional offer only by withdrawing the conditional offer you entered and submitting a new conditional offer. Please note that while you can withdraw your conditional offer at any time until an acceptance notification is posted to this website, you will not be able to enter a new conditional offer after 12:30 PM on 04/28/2006 (GMT-05:00) Eastern Time (US & Canada).

Your current conditional offer is based on an expected initial public offering price in the range of $19.00 to $22.00 per share. If the initial public offering price is set within this range, you likely will not need to resubmit or reconfirm your conditional offer. In that case, on the date the initial public offering price is set, an acceptance notification will be posted to this website, which will include a final summary of the terms of the offering and a notification of the number of shares you have been allocated to purchase through the Vonage Customer Directed Share Program. If the conditional offers placed by eligible Vonage customers exceed the number of shares that have been reserved for sale in this program, you may be allocated fewer than the maximum number of shares you have conditionally offered to purchase, or no shares at all. The posting of the acceptance notification will constitute the underwriters acceptance of your conditional offer. Once your conditional offer has been accepted, you will become obligated to purchase the number of shares you have been allocated at the initial public offering price.

If the initial public offering price is set above $22.00 or below $19.00, or if the expected initial public offering price range is changed, your conditional offer will become invalid and you will need to re-enter your conditional offer or enter a new conditional offer in order to continue to participate in the Vonage Customer Directed Share Program. Your conditional offer also may become invalid in certain other circumstances. If your conditional offer becomes invalid, you will be notified through this website. You must check this website regularly for any notices or announcements relating to your conditional offer.

No payment will be accepted at this time. If you are allocated shares to purchase in the Vonage Customer Directed Share Program, payment instructions for those shares will be posted to this website at that time.

You will only be able to make your payment by personal check or wire transfer. You will not be permitted to pay by credit card, debit card, money order or a check from someone other than yourself. Your payment must be received within three business days after Vonage’s common stock begins to trade on the New York Stock Exchange.

While you will be able to place an order to sell shares you purchase through this program as soon as the trading of Vonage common stock begins on the New York Stock Exchange, no proceeds from the sale of those shares will be available to you until the financial institution at which you opened your limited purpose brokerage account has received your full payment for the shares and funds have settled.

Prospectus Frequently Asked Questions

Deal Information
Deal Name: Vonage UAT II	Offering Size: 10,000,000 (Common Shares)
Initial Filing date of registration statement: 0	Expected Offer Date: 4/27/2006
Proposed Ticker Symbol: VON	Expected initial public
offering price range: 19.00 - 22.00 (USD)

Announcements

Date	Details
4/20/2006 10:47:00 AM	April 20th Vonaqe UAT Thank you for participating today

4/18/2006 10:38:00 AM	Welcome to Vonage UAT II

Main Menu

Step	Task	☐ Status
Step 1	Review ofterms and conditions of Vonage Customer Directed Share Program	☐ Complete
Step 2	Review of Prospectus	☐ Complete

Step 3	Review of selected risk factors	☐ Complete

Step 4	Opening of limited purpose brokerage account	☐ Account Approval Pending
Your account should be approved 2 business days after submitting a conditional offer

Step 5	Certification of Form W-9	☐ N/A

Step 6	Submission of conditional offer	☐ Complete

Step 7	Paymentfor allocated shares

Prospectus Frequently Asked Questions Chancre Password

My Offer Summary

Conditional Offer : 5,000 Shares

Dollar Range : 95,000.00 - 110,000.00 (USD)

Your Allocation : 0 Shares at $18

You Owe : $0

Payment Instructions

You owe: $2,080

Name on Account: Patrick Lee

Account Number: ubstest123

BS User ID: ubs12345

Please note that all payments must be received by 1011012006 11:59 PM EDT. It you believe you may sell some or all of your allocated shares, please ensure we receive payment promptly. If payment is not received before the shares are sold, you will not be able to receive any proceeds from the sale until the full payment has been received and those funds have settled. If you sell your shares prior to sending in your payment, and the payment is not received by the due date above, your account may be restricted as well as other accounts held at UBS. UBS will not accept cash, credit/debit card payments, or third-party checks (checks written to UBS by someone other than yourself).

There are a number of ways you can pay for the shares you have purchased through the Vonage Directed Share Program:

1. You may request the electronic funds/ACH transfer into your UBS Financial Services Vonage DSP account. You will need to supply the following information to your financial institution:

Routing and Transit Number: 044000804

Account Type (if requested) Checking

UBS Financial Services Vonage DPS Account’: 9083ubstestl 23

* Note that 9083 identities UBS and ubstest123 represents your UBS Financial Services Account Number.

2. You may already have a UBS brokerage account. If you would like to use funds from that account, please contact your Financial Advisor and ask them to journal funds into your Vonage DSP account. Please provide your Financial Advisor with your account number that is available on your confirmation page.

3. You may bring a personal check to your local UBS Financial Services branch. UBS Financial Services has over 350 branches in 48 states. To find the branch nearest you, please click on this link: http://financialservicesinc.ubs.com/Home/PWSmain/O.,SE76-EN76,00.html

4. You may send a check or use your bill pay feature to send funds to UBS.

Payee Name: UBS Financial Services Inc. Address: P.O. BOX 355

City: Jersey City

State: N.J

Zip: 07303

Phone 1-677-756-9831

If you are paying by check/Bilipay please note the following:

1 . Your assigned UBS account number should be indicated on the check.

2. Print the confirmation page and include with the check.

3. The encumbrance period for checks is up to 5 business days. While shares may be allocated to your account, funds or securities will not be released until after the encumbrance period.

5. You may send a wire transfer to UBS. We request that wires not be sent for amounts totaling less than $50,000. Please provide the following:

Bank Name: UBSAG

Bank Address: 299 Park Avenue New York, N.Y. 10017 ABA/Transit routing #: 026-007-993

Favor: UBS Financial Services Inc.

Account Number: 101-WA-258641-000

Beneficiary Acct. Name: Patrick Lee

Beneficiary Acct #: ubstest123

If you need assistance, please contact us at 1-677-756-9831.

Transfer/Disbursement of shares/cash in your account

There are a number of ways you can receive your allocated shares or proceeds from the sale of your allocated shares obtained through the Vonage Directed Share Program:

Please note the encumbrance period for checks used to pay for your allocation is 5 business days. While shares may be allocated to your account, shares or proceeds from sale of allocated shares will not be released until after the encumbrance period.

If you believe you may sell some or all of your allocated shares, please ensure we receive payment promptly. If payment is not received before the shares are sold, you will not be able to receive any proceeds from the sale until the full payment has been received and those funds have settled. If you sell your shares prior to sending in your payment, and the payment is not received by the due date above, your account may be restricted as well as other accounts held at UB5. UBS will not accept cash, credit/debit card payments, or third-party checks (checks written to UBS by someone other than yourself).

1. If you sell all the shares allocated to you, a check will automatically be issued to you for the cash balance, mailed to the address you have provided and your Vonage DSP account will automatically be closed. You may already have a UBS brokerage account. If you would like to have the shares/cash transferred to your UBS account, please contact your Financial Advisor and ask them to journal the assets from your Vonage DSP account. Please provide your Financial Advisor with your Vonage DSP account number.

3. If you have a brokerage account at another financial institution you may have the assets transferred to your account there. Please contact your Financial Advisor at your Financial Institution and ask them to transfer the assets from your Vonage DSP account. Please provide your Financial Advisor with your Vonage DSP account number.

4. You may request a wire transfer of funds from UBS. We request that wires not be sent for amounts totaling less than $50,000. You may need to provide the following information.

Bank Name:

ABAITransit routing #:

Favor:

Account Number:

Beneficiary Acct. Name:

Beneficiary Acct #:

If you need assistance, please contact us at 1-877-756-9831.

Prospectus Frequently Asked Questions

Payment Instructions

You owe: $3,600

Name on Account: Barrie Effronl

Account Number: NVG100030

Payment by wire transfer or personal check must be received by 05/01/2006 12:00 PM EDT. Please note that Deutsche Bank Alex. Brown will not accept cash, third party checks (checks written to Deutche Bank Alex. Brown by someone other than yourself), money orders or credit/debit card payments.

Payment by Personal Check:

Personal checks should be made payable to Deutsche Bank Alex. Brown and reference your account number. Checks should be mailed to the following address:

Deutsche Bank Alex. Brown Employee Investment Services P.O.Box17595 Baltimore, MD 21298-8659

When paying by check, please note that Deutsche Bank Alex. Brown requires a ten business day period to process your check. We will not release any sales proceeds or process any transfer requests during this period. If you would like to deliver your check via overnight mail, please contact us for separate instructions.

Payment by Wire Transfer from your Financial Institution:

Bank of New York ABA 021000018 Pershing LLC 8900512385

For Further Credit: Barrie Effronl Account Number: NVG100030

Please note that we must be in receipt of and have accepted accurate wire transfer information by 4PM ET in order to release your shares or proceeds on the same day. Funds received after 4PM ET will be processed on the next business day.

Deutsche Bank Alex. Brown contacts:

Deutsche Bank Customer Care 410-895-5355

Prospectus Frequently Asked Questions

Payment Instructions

You owe: $4,160.

Payment by wire transfer or personal check must be received by 10/10/2006 11 :59 PM EDT. Please note that Smith Barney will not accept cash, third party checks (checks written to Citigroup by someone other than yourself), money orders or creditldebit card payments.

Payment may be made by either personal check or wire. Please write your Smith Barney account number on all personal checks. Wiring and mailing instructions are as follows:

Wiring Instructions:	OR	Check Payment Instructions:
Citibank N.A.		Made payable to the order of Smith Barney
ABA 021 000 089		Send to: Smith Barney
FBO Citigroup Global Markets		The Brockelman Group
Account Number: 30604518		450 Lexington Ave, 40th Floor
For further credit to Patrick Lee		New York, NY 10017
SB Account Number: SB 123456789

Smith Barney Contact

The Brockelman Group

450 Lexington Ave, 40th Floor

New York, NY 10017

(800) 274-4841

(212) 692-2886

Please have your account number SB123456789 available for any communication with your assigned Smith Barney branch. Please print this page for your records.

Prospectus Frequently Asked Questions